Exhibit 1.1

EXECUTION VERSION

FIRST AMENDMENT TO

LOAN, GUARANTY AND SECURITY AGREEMENT

This First Amendment to Loan, Guaranty and Security Agreement (this “Amendment”) is made as of this 1st day of July, 2022 by and among TERAWULF INC., a Delaware corporation (“Borrower”), the Guarantors (as defined in the Loan Agreement (as defined below)) party hereto, the Lenders (as defined in the Loan Agreement (as defined below)) party hereto, and Wilmington Trust, National Association, a national banking association, in its capacity as administrative agent and collateral agent for the Lenders (in such capacities, and together with its successors and assigns in such capacities “Agent”).

RECITALS

WHEREAS, Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent, are parties to that certain Loan, Guaranty and Security Agreement dated as of December 1, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Agent and the Lenders agree to make certain amendments to the Loan Agreement as set forth herein, subject to the terms and conditions set forth herein and in the Loan Agreement; and

WHEREAS, the Agent and the Lenders party hereto have consented to provide the requested amendments, subject to the terms and conditions set forth herein and in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement (after giving effect to this Amendment).

2.             Amendments. In reliance upon the representations and warranties set forth in Section 5 below and upon satisfaction or waiver of the conditions to effectiveness set forth in Section 3 below:

a.	the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example:underlined text) as set forth in the Loan Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Loan Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto;

b.	Exhibit F (Perfection Certificate) to the Loan Agreement is hereby amended and restated in its entirety as set forth at Exhibit B hereto; and

c.	Exhibit G (Form of U.S. Tax Compliance Certificates) to the Loan Agreement is hereby amended and restated in its entirety as set forth at Exhibit C hereto.

3.             Conditions Precedent to Effectiveness of this Amendment. This Amendment will become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions have been satisfied (in form and substance satisfactory to each Lender, or waived by each Lender) in accordance with the terms therein:

(a)	Amendment. The execution and delivery of this Amendment by each Loan Party, the Agent and all Lenders;

(b)	No Default. No Default or Event of Default exists as of the date hereof after giving effect to this Amendment;

(c)	Representations and Warranties. The representations and warranties set forth in Section 5 below shall be true and correct;

(d)	Miner Purchase Agreements. Borrower shall have delivered evidence satisfactory to each Lender that the Miner Purchase Agreements will result in the delivery to Lake Mariner Data LLC of no fewer than 3,000 miners free and clear of all liens claims and encumbrances from the July batch of purchase contracts.

(e)	Warrants. The execution and delivery of the Warrant Agreement and the Registration Rights Agreement by the Borrower and all the Lenders.

(f)	Leasehold Mortgage. Borrower shall have delivered, with respect to the Somerset Lease Agreement, an executed leasehold mortgage dated as of the First Amendment Effective Date, the other documents required to be delivered under Section 5.11(ii), (iii), (iv) and (v) with respect thereto, and an estoppel certificate from Somerset Operating Company, LLC, as landlord, each in form and substance satisfactory to each Lender.

(g)	Somerset Lease Amendment. Borrower shall have delivered an executed amendment to the Somerset Lease Agreement, in form and substance satisfactory to each Lender, providing for, among other things, the extension of the Initial Term to the eight-year anniversary of the Effective Date.

(h)	Leasehold Side Letter. Borrower shall have delivered an executed Leasehold Side Letter in form and substance satisfactory to each Lender.

(i)	Secretary’s Certificates. Borrower shall have delivered a secretary’s certificate of each Loan Party with respect to such Loan Party’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Amendment, the Warrant Agreement, the Registration Rights Agreement, the Leasehold Mortgage and any other documents delivered in connection with any of the foregoing;

(j)	Good Standings. Borrower shall have delivered a good standing certificate dated as of a recent date prior to the First Amendment Effective Date with respect to each Loan Party (or, if such jurisdiction does not provide for good standing status, the equivalent status provided for in such jurisdiction) in the jurisdiction of organization of such Loan Party;

(k)	Officers Closing Certificate. Borrower shall have delivered a certificate of a Responsible Officer of Borrower certifying as to the satisfaction of the conditions specified in clause (b) and (c);

(l)	Borrowing Notice. Borrower shall have delivered an executed Borrowing Notice.

(m)	Lender Approvals. Each Lender shall have received all required internal approvals for this Amendment.

(n)	Legal Opinion. Borrower shall have delivered a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Lenders, covering such matters as Lenders may reasonably request.

4.             Payment of Lenders’ Expenses. Borrower shall pay all Lenders’ Expenses and other amounts due and payable under the Loan Documents to the Agent and the Lenders (to the extent invoiced on or prior to the date hereof) on the First Amendment Effective Date. To the extent any such Lender Expenses incurred on or prior to the date hereof shall not have been invoiced on or prior to the First Amendment Effective Date, the Borrower shall pay all such Lender Expenses within five (5) Business Days of receipt of any invoice for such Lender Expenses. Notwithstanding any other provision herein or in any other Loan Document, the failure by Borrower to make the payment required pursuant to this Section 4 shall result in an immediate Event of Default without any further action by any other Person.

5.             Representations and Warranties. Each Loan Party hereby represents and warrants as of the First Amendment Effective Date to Agent and each Lender as follows:

(a)	each Loan Party and each of its Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or formation;

(b)	the execution, delivery and performance by the Loan Parties of this Amendment (i) are within such Person’s powers, (ii) have been duly authorized and are not in conflict with, and will not constitute a breach of, any provision contained in such Person’s Operating Documents, (iii) do not require the consent or approval of any Governmental Authority or any other Person, and (iv) will not violate any applicable laws;

(c)	this Amendment constitutes a valid and binding agreement of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or insolvency laws relating to the enforcement of creditors’ rights generally and by general equitable principles; and

(a)	the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects) on and as of the First Amendment Effective Date, except to the extent that any such representation or warranty relates to a specific earlier date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms qualified by materiality, in all respects) as of such earlier date, in each case, after giving effect to this Amendment.

6.             Loan Documents in Full Force and Effect. The Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects, and each Loan Party hereby reaffirms the Obligations and any and all guarantees, security interests and Liens it has granted (or made) to secure the Obligations. Each such Obligation, guarantee, security interest and Lien is reaffirmed and shall remain and continue in full force and effect in accordance with its terms notwithstanding this Amendment and shall include and extend to any new obligations assumed by any Loan Party under this Amendment or otherwise under the Loan Documents. The validity and enforceability of the appointment of the Agent as proxy and attorney-in-fact under Section 10.3 of the Loan Agreement is ratified and reaffirmed as of the date hereof, and to the extent expressly contemplated by such provision and subject to the limitations set forth therein, each Loan Party reappoints the Agent as its proxy and attorney-in-fact in accordance with the terms of such provisions, as applicable, which appointment is irrevocable and coupled with an interest and shall terminate only on the Termination Date, for the purpose of carrying out the provisions of such Loan Documents, as applicable. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment to, modification of or consent to the departure from any provisions of the Loan Agreement or any other Loan Document or any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. All references to the Loan Agreement shall be deemed to mean the Loan Agreement as modified hereby. For the avoidance of doubt, all modifications of the Loan Agreement provided for in this Amendment shall apply to all Term Loans, including the Closing Date Term Loan, the First Amendment Term Loan and the Delayed Draw Term Loans, and shall survive any repayment or prepayment of the First Amendment Term Loan and the Delayed Draw Term Loans. This Amendment shall not constitute a novation or satisfaction and accord of the Loan Agreement and the other Loan Documents. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the Loan Documents as modified by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” shall mean and be a reference to the Loan Agreement as modified by this Amendment.

7.             Nautilus JV Equity Interests. TeraWulf (Thales) LLC hereby pledges 49.99% of the Equity Interests of the Nautilus JV pursuant to Section 5.5 of the Loan Agreement and hereby represents and warrants that the foregoing pledge does not give rise to a breach of the organizational documents of, or any agreement relating to, the Nautilus JV.

8.             Release. Each Loan Party hereby waives, remises, releases, acquits, satisfies and forever discharges the Agent and each Lender, their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Agent or any Lender (“Releasees”), of and from any and all manner of known and unknown actions, causes of action, suits, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, whether in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever in connection with the Obligations or the Loan Documents through the date hereof. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have in connection with the Obligations or the Loan Documents as of the date hereof, including, but not limited to, the rights to contest any conduct of the Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

9.             Leasehold Mortgage. This Amendment shall be deemed (i) an agreement by the Agent under Section 5.11 of the Loan Agreement to extend the time for delivery of the Leasehold Mortgage and other documents referred to in Section 3(f) hereof to the First Amendment Effective Date and (ii) a direction by Required Lenders to the Agent with respect to such extension of time.

10.            Direction to Agent. The undersigned Lenders hereby represent and warrant that they represent 100% of the Lenders and hereby direct and authorize the Agent to execute this Amendment.

11.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature (including an electronic signature) shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.           Successors and Assigns. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Amendment nor any rights, benefits, obligations or duties hereunder or under any of the other Loan Documents may be assigned, transferred, hypothecated or otherwise conveyed by any Loan Party without the prior express written consent of Agent and the Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of Agent and the Requisite Lenders shall be void.

13.           CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICAIL REFERENCE. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

LOAN PARTIES:

BORROWER:

TERAWULF INC., as Borrower

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President and Chief Executive Officer

GUARANTORS:

TERACUB INC., as a Guarantor

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President and Chief Executive Officer

KYALAMI DATA LLC, as a Guarantor

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

LAKE MARINER DATA LLC, as a Guarantor

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

[Signature Page to First Amendment to Loan Agreement]

TERAWULF BROOKINGS LLC, as a Guarantor

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

TERAWULF PLOUGHWIND LLC, as a Guarantor

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

TERAWULF (THALES) LLC, as a Guarantor

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

[Signature Page to First Amendment to Loan Agreement]

agent:

Wilmington TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Joseph B. Feil
Name: Joseph B. Feil
Title: Vice President

[Signature Page to First Amendment to Loan Agreement]

lenders:

SUNRISE PARTNERS LIMITED PARTNERSHIP, as a Lender

By: Paloma Partners Management Company,
its general partner

By:	/s/ Douglas W. Ambrose
	Name:	Douglas W. Ambrose
	Title:	Managing Director

[Signature Page to First Amendment to Loan Agreement]

SUNEMERALD LLC, as a Lender

By:	/s/ Douglas W. Ambrose
	Name:	Douglas W. Ambrose
	Title:	Managing Director

[Signature Page to First Amendment to Loan Agreement]

OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P., as a Lender

By:	/s/ Kevin Dibble
	Name:	Kevin Dibble
	Title:	General Counsel

[Signature Page to First Amendment to Loan Agreement]

THRACIA, LLC, as a Lender

By:	/s/ John Vasallo
	Name:	John Vasallo
	Title:	Authorized Signatory

[Signature Page to First Amendment to Loan Agreement]

LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND, as a Lender

By:	/s/ John Vasallo
	Name:	John Vasallo
	Title:	Authorized Signatory

[Signature Page to First Amendment to Loan Agreement]

MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD., as a Lender

By: Mariner Investment Group, LLC, its Investment Manager

By:	/s/ Peter O’Rourke
	Name:	Peter O’Rourke
	Title:	General Counsel

[Signature Page to First Amendment to Loan Agreement]

NOVAWULF DIGITAL MASTER FUND, L.P., as a Lender

By: NOVAWULF DIGITAL GENPAR, L.P.,
its General Partner

By: NOVAWULF DIGITAL MGP LTD.,
its General Partner

By:	/s/ Michael Abbate
	Name:	Michael Abbate
	Title:	Director

[Signature Page to First Amendment to Loan Agreement]

JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC, as a Lender

By:	/s/ William McLoughlin
	Name:	William McLoughlin
	Title:	SVP

[Signature Page to First Amendment to Loan Agreement]

HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP, as a Lender

By: HN Summit House Capital Management, LLC

By:	/s/ Jed Walsh
	Name:	Jed Walsh
	Title:	Chief Investment Officer

[Signature Page to First Amendment to Loan Agreement]

LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP, as a Lender

By:	/s/ Joseph Salegna
	Name:	Joseph Salegna
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Loan Agreement]

EXHIBIT A

CONFORMED LOAN, GUARANTY AND SECURITY AGREEMENT

(See Attached)

Exhibit A to First Amendment

LOAN, GUARANTY AND SECURITY AGREEMENT

THIS LOAN, GUARANTY AND SECURITY AGREEMENT (this “Agreement”) dated as of December 1, 2021 (the “Closing Date”), among Wilmington Trust, National Association, a national banking association, in its capacity as administrative agent and collateral agent (in such capacities, and together with its successors and assigns in such capacities, “Agent”), the Lenders (as defined below) party hereto from time to time, the Guarantors (as defined below) and TERAWULF INC., a Delaware corporation (“Borrower”), provides the terms on which the Lenders shall lend to Borrower, Borrower shall repay the Lenders, the Guarantors shall guarantee Borrower’s obligations hereunder and the Loan Parties (as defined below) shall grant security interests in their assets to secure the obligations hereunder. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to the Lenders pursuant to Sections 7.2(a) and (b) shall be prepared in accordance with GAAP as in effect at the time of such preparation and, except as otherwise expressly provided herein, calculations and other determinations under the Loan Documents shall be made in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower, Agent or the Required Lenders shall so request, Borrower, Agent and the Required Lenders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Agent and the Lenders with financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings, and all terms contained in the Loan Documents shall be subject to the rules of construction, set forth in Section 15 of this Agreement. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.	LOAN AND TERMS OF PAYMENT

2.1             Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender the outstanding principal amount of the Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon, together with any fees and premiums (including any Prepayment Fee) as and when due in accordance with this Agreement.

2.2             Term Loans.

(a)             Availability.

(i)             Subject to the terms and conditions of this Agreement, Borrower shall request, and the Lenders, severally and not jointly, agree to make one (1) term loan advance (the “Closing Date Term Loan”) to Borrower on the Closing Date in an aggregate original principal amount of $123,500,000.00 according to each Lender’s Closing Date Term Loan Commitment Percentage. After repayment or prepayment, no portion of the Closing Date Term Loan may be reborrowed.

(ii)             Subject to the terms and conditions of this Agreement and the First Amendment, Borrower shall request, and the Lenders, severally and not jointly, agree to make one (1) term loan advance (the “First Amendment Term Loan”) to Borrower on the First Amendment Effective Date in an aggregate original principal amount of $15,000,000.00 according to each Lender’s First Amendment Term Loan Commitment Percentage. After repayment or prepayment, no portion of the First Amendment Term Loan may be reborrowed.

(iii)             Subject to the terms and conditions of this Agreement, each Lender with a Delayed Draw Term Loan Commitment agrees to make loans to Borrower (each such loan, a “Delayed Draw Term Loan”) after the First Amendment Effective Date and until December 31, 2022 (the “Delayed Draw Term Loan Availability Period”), in no more than two draws and in an amount equal to (x) with respect to the Delayed Draw Term Loans to be made after the First Junior Capital Raise (the “First Delayed Draw Term Loan Funding”), the lesser of (i) the unfunded Delayed Draw Term Loan Commitments in an amount not exceeding $15,000,000 and (ii) the amount of the First Junior Capital Raise and (y) with respect to the Delayed Draw Term Loans to be made after the Second Junior Capital Raise (the “Second Delayed Draw Term Loan Funding”), the lesser of (i) the unfunded Delayed Draw Term Loan Commitments in an amount not exceeding $20,000,000 and (ii) (A) the amount of the First Junior Capital Raise plus the Second Junior Capital Raise less (B) the amount of Delayed Draw Term Loans funded on the First Delayed Draw Term Loan Funding. Each borrowing of Delayed Draw Term Loans shall be made ratably by the Lenders in proportion to their respective Delayed Draw Term Loan Commitment Percentage. Delayed Draw Term Loans subsequently repaid or prepaid may not be reborrowed. The Commitments of the Lenders to make Delayed Draw Term Loans will expire, to the extent not previously reduced or terminated, on the last day of the Delayed Draw Term Loan Availability Period. After repayment or prepayment, no portion of the Delayed Draw Term Loans may be reborrowed.

(iv)             Subject to the terms and conditions of this Agreement, each Lender with a Lease Cure Delayed Draw Term Loan Commitment agrees to make loans to Borrower (each such loan, a “Lease Cure Delayed Draw Term Loan”) after the First Amendment Effective Date and until the Termination Date (the “Lease Cure Delayed Draw Term Loan Availability Period”), in no more than two draws and in an aggregate original principal amount for each draw not exceeding the amount required to cure the applicable default under the Somerset Lease Agreement. Each borrowing of Lease Cure Delayed Draw Term Loans shall be made ratably by the Lenders in proportion to their respective Lease Cure Delayed Draw Term Loan Commitment Percentage. Lease Cure Delayed Draw Term Loans subsequently repaid or prepaid may not be reborrowed. The Commitments of the Lenders to make Lease Cure Delayed Draw Term Loans will expire, to the extent not previously reduced or terminated, on the last day of the Lease Cure Delayed Draw Term Loan Availability Period. After repayment or prepayment, no portion of the Lease Cure Delayed Draw Term Loans may be reborrowed.

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(b)           Procedures for Borrowing(c).

(i)             To request the borrowing of the Closing Date Term Loan, Borrower shall notify Agent by electronic mail or facsimile by 1:00 p.m. (Eastern time) at least one (1) Business Day prior to the funding of the Closing Date Term Loan on the Closing Date (or such later time as the Lenders and Agent may agree). Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Borrowing Request executed by an Authorized Signer. Agent shall provide notice of such request promptly to each Lender. Subject to the prior satisfaction of the conditions set forth in Section 3.1, on the Closing Date (or such later date as such conditions are satisfied), each Lender shall make its portion of the Closing Date Term Loan by wire transfer of immediately available funds by 11:00 a.m. (Eastern time) to the account of Agent designated by it for such purpose by notice to the Lenders. Agent will make the Closing Date Term Loan available to Borrower by promptly crediting the amounts so received, in like funds, to the Designated Deposit Account

(ii)             To request the borrowing of the First Amendment Term Loan, Borrower shall notify Agent by electronic mail or facsimile by 1:00 p.m. (Eastern time) at least two (2) Business Day prior to the funding of the First Amendment Term Loan on the First Amendment Effective Date (or such later time as the Lenders and Agent may agree). Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Borrowing Request executed by an Authorized Signer. Agent shall provide notice of such request promptly to each Lender. Subject to the prior satisfaction of the conditions set forth in Section 3 of the First Amendment, on the First Amendment Effective Date (or such later date as such conditions are satisfied), each Lender shall make its portion of the First Amendment Term Loan by wire transfer of immediately available funds by 11:00 a.m. (Eastern time) to the account of Agent designated by it for such purpose by notice to the Lenders. Agent will make the First Amendment Term Loan available to Borrower by promptly crediting the amounts so received, in like funds, to the Designated Deposit Account.

(iii)             To request the borrowing of any Delayed Draw Term Loan, Borrower shall notify Agent by electronic mail or facsimile by 1:00 p.m. (Eastern time) at least five (5) Business Days prior to the funding of any Delayed Draw Term Loan (or such later time as the Lenders and Agent may agree). Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Borrowing Request executed by an Authorized Signer. Agent shall provide notice of such request promptly to each Lender. Subject to the prior satisfaction of the conditions set forth in Section 3.2, on any Delayed Draw Funding Date (or such later date as such conditions are satisfied), each Lender shall make its portion of the Delayed Draw Term Loan by wire transfer of immediately available funds by 11:00 a.m. (Eastern time) to the account of Agent designated by it for such purpose by notice to the Lenders. Agent will make the Delayed Draw Term Loan available to Borrower by promptly crediting the amounts so received, in like funds, to the Designated Deposit Account.

(iv)             To request the borrowing of any Lease Cure Delayed Draw Term Loan, Borrower shall notify Agent by electronic mail or facsimile by 1:00 p.m. (Eastern time) at least five (5) Business Days prior to the funding of any Lease Cure Delayed Draw Term Loan (or such later time as the Lenders and Agent may agree). Together with any such electronic or facsimile notification, Borrower shall deliver to Agent by electronic mail or facsimile a completed Borrowing Request executed by an Authorized Signer. Agent shall provide notice of such request promptly to each Lender. Subject to the prior satisfaction of the conditions set forth in Section 3.4, on any Lease Cure Delayed Draw Funding Date (or such later date as such conditions are satisfied), each Lender shall make its portion of the Lease Cure Delayed Draw Term Loan by wire transfer of immediately available funds by 11:00 a.m. (Eastern time) to the account of Agent designated by it for such purpose by notice to the Lenders. Agent (as directed by the Required Lenders in writing) will either (i) make the Lease Cure Delayed Draw Term Loan available to Borrower by promptly crediting the amounts so received, in like funds, to the Designated Deposit Account or (ii) directly pay the landlord under the Somerset Lease Agreement pursuant to a satisfactory letter of direction, which shall include wire instructions, executed by the Borrower and acknowledged by the Lenders.

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(c)             Interest Payments. Commencing on the first Payment Date following the Closing Date and continuing on each Payment Date thereafter, Borrower shall make quarterly payments of interest to the Lenders in arrears on the outstanding principal amount of the Term Loans at the rate set forth in Section 2.3(a).

(d)             Repayment of the Term Loans.

(i)             Borrower shall repay the outstanding principal balance of the Closing Date Term Loan and First Amendment Term Loan in quarterly installments on each Payment Date, beginning with April 7, 2023, equal to 12.50% of the original principal amount of Term Loans advanced hereunder.

(ii)             Borrower shall repay the outstanding principal balance of the Delayed Draw Term Loans in quarterly installments on (i) April 5, 2024 and July 8, 2024, equal to 12.50% of the original principal amount of Delayed Draw Term Loans advanced hereunder and (ii) October 7, 2024, equal to 37.5% of the original principal amount of Delayed Draw Term Loans advanced hereunder.

(iii)             Borrower shall repay the outstanding principal balance of the Lease Cure Delayed Draw Term Loans in quarterly installments on (i) April 5, 2024 and July 8, 2024, equal to 12.50% of the original principal amount of Delayed Draw Term Loans advanced hereunder and (ii) October 7, 2024, equal to 37.5% of the original principal amount of Lease Cure Delayed Draw Term Loans advanced hereunder.

(iv)             All outstanding principal and accrued and unpaid interest with respect to the Term Loans are due and payable in full on the Maturity Date.

(e)             Voluntary Prepayment. Borrower shall have the option to prepay all or any portion of the Term Loans; provided that (i) any partial prepayments shall be in increments of at least $5,000,000, (ii) Borrower delivers written notice to Agent of its election to prepay all or such portion of the Term Loans by 1:00 p.m. (Eastern time) at least three (3) Business Days prior to such prepayment; provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities or similar agreements or other transactions, in which case such notice may be revoked by Borrower (by notice to Agent on or prior to the specified date for prepayment) if such condition is not satisfied or waived by Borrower in its sole discretion, and (iii) Borrower pays to Agent for the account of each Lender on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the prepaid portion of Term Loans, in accordance with each Lender’s Pro Rata Share and (B) the Prepayment Fee with respect to the principal amount of the Term Loans prepaid. Any partial prepayments of principal with respect to the Term Loans made under this Section 2.2(e) will be applied to the remaining installments of the principal balance of the Term Loans pro rata to such installments.

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(f)             Mandatory Prepayments Upon Certain Events. Borrower shall apply an amount equal to all Net Proceeds promptly, but in any event within five (5) Business Days, after receipt thereof to prepay the Term Loans, together with the Prepayment Fee with respect to the principal amount of the Term Loans prepaid. Borrower shall notify Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to this Section 2.2(f) by 1:00 p.m. (Eastern time) at least one (1) Business Day prior to the date of such prepayment. Any partial prepayments of principal with respect to the Term Loans made under this Section 2.2(f) will be applied to the remaining installments of the principal balance of the Term Loans pro rata to such installments.

(g)             Mandatory Prepayment Upon an Acceleration. If the Term Loans are accelerated, whether by Agent at the direction of the Required Lenders or otherwise, following the occurrence and during the continuance of an Event of Default (including, without limitation, under Section 9.4 hereof), Borrower shall promptly pay to Agent for the account of the Lenders an amount equal to the sum of (i) the then outstanding face amount of Term Loans plus accrued and unpaid interest with respect thereto, (ii) the Prepayment Fee with respect to the then outstanding face amount of the Term Loans and (iii) all other Obligations, if any, that shall have become due and payable with respect to the Term Loans (collectively, (i), (ii), and (iii), the “Prepayment Obligations”).

(h)             Several Obligations of Lenders. The obligations of the Lenders hereunder to make the Term Loans and to make payments pursuant to Section 13.3(c) are several and not joint. The failure of any Lender to make its portion of the Term Loans or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its portion of the Term Loans or to make its payment under Section 13.3(c).

2.3             Payment of Interest on the Term Loans.

(a)             Interest Rate. Subject to Section 2.3(b), the Term Loans shall bear interest on the outstanding principal amount thereof from time to time at a per annum rate equal to the Applicable Rate, which interest shall be payable quarterly in arrears in accordance with Section 2.3(c) below.

(b)             Default Rate. Upon the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate per annum which is two percent (2.0%) above the Applicable Rate (the “Default Rate”). Fees and expenses which are required to be paid by any Loan Party pursuant to the Loan Documents but are not paid when due shall bear interest until paid at a rate equal to the highest rate then applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

(c)             Payment; Interest Computation. Interest is payable quarterly in arrears on each Payment Date and on the Maturity Date; provided that (i) interest accrued pursuant to Section 2.3(b) is payable on demand and (ii) in the event of any repayment or prepayment of the Term Loans, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest shall be computed on the basis of a 365-day year or 366-day year, as the case may be, for the actual number of days elapsed. In computing interest, (i) all payments received after 2:00 p.m. (Eastern time) on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of the Term Loans shall be included and the date of payment shall be excluded; provided that if any Term Loan is repaid on the same day on which it is borrowed, it shall bear interest for one (1) day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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(d)             Maximum Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

2.4             Fees. Borrower shall pay to the Lenders:

(a)             Upfront Fee.

(i)             On the Closing Date, a fully earned, non-refundable upfront fee equal to 1.00% of the aggregate principal amount of Closing Date Term Loan funded on such date, to be paid to the account of the Lenders in accordance with their respective Closing Date Term Loan Commitment Percentages;

(ii)             On the First Amendment Effective Date, a fully earned, non-refundable upfront fee equal to 0.25% of the aggregate principal amount of First Amendment Term Loan Commitments and Delayed Draw Term Loan Commitments, to be paid to the account of the Lenders in accordance with their respective First Amendment Term Loan Commitment Percentages and Delayed Draw Term Loan Commitment Percentages.

(b)             Prepayment Fee. The Prepayment Fee, when due hereunder, to be paid to Agent for the account of the Lenders in accordance with their respective Pro Rata Shares.

In addition, Borrower shall pay to Agent for its own account fees in the amounts and at the times specified in the Fee Letter entered into between Borrower and Agent in connection herewith.

2.5             Payments; Pro Rata Treatment; Application of Payments.

(a)             All payments (including prepayments) to be made by Borrower under any Loan Document shall be made to Agent for the account of each Lender in immediately available funds in Dollars, without setoff or counterclaim, before 2:00 p.m. (Eastern time) on the date when due. Payments of principal and/or interest received after 2:00 p.m. (Eastern time) are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

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(b)             Each payment (including each prepayment) by Borrower on account of principal or interest on the Term Loans shall be made to Agent on account of each Lender according to such Lender’s Pro Rata Share of the outstanding principal amount of the Term Loans. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its portion of the Term Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its portion of the Term Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective portion of the Term Loans and other amounts owing them; provided that:

(i)             if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)             the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Term Loans to any assignee or participant.

Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(c)             Except when such allocation or application is specified elsewhere in this Agreement, the Lenders have the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied and Borrower shall have no right to specify the order or the accounts to which the Lenders shall allocate or apply any payments required to be made by Borrower to Agent or the Lenders or otherwise received by Agent or any Lender under this Agreement.

(d)             Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from the portion of the Term Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)             Agent shall maintain accounts in which it shall record (i) the amount of the Term Loans made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iii) any amount received by Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f)             The entries made in the accounts maintained pursuant to this Section 2.5 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Term Loans in accordance with the terms of this Agreement.

(g)             Any Lender may request that the portion of the Term Loans made by it be evidenced by a promissory note (a “Note”). In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form attached hereto as Exhibit H. Thereafter, unless otherwise agreed to by the applicable Lender, the portion of the Term Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.2) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

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2.6           Settlement Procedures. If Agent receives any payment for the account of Lenders and such payment is received on or prior to 2:00 p.m. (Eastern time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders and such payment is received after 2:00 p.m. (Eastern time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

2.7           Taxes.

(a)             Payments made by any Loan Party under the Loan Documents will be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If at any time any Governmental Authority (including guidance therefrom), applicable law, regulation or international agreement requires Borrower to make any withholding or deduction of Indemnified Taxes from any such payment or other sum payable hereunder to a Lender or Agent, Borrower hereby covenants and agrees that the sum payable by Borrower with respect to such payment will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction of Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this sentence), such Lender or Agent receives a net sum equal to the sum which it would have received had no withholding or deduction of Indemnified Taxes been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish such Lender with proof reasonably satisfactory to such Lender or Agent indicating that Borrower has made such withholding payment.

(b)             Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.7(b)(i), (b)(ii) and (b) (iv)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, on or before the date hereof, and at such times thereafter as may be reasonably requested by Borrower or Agent:

(i)             each Lender (and any assignee or successor thereof) that is a U.S. Person shall deliver, to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(ii)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(A)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E;

(D)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(iii)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

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(iv)             if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(c)             Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of such Lender or Agent, as applicable, timely reimburse it for the payment of Other Taxes.

(d)             Borrower shall indemnify each Lender and Agent, as applicable, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.7) payable or paid by such Lender or Agent, or required to be withheld or deducted from a payment to such Lender or Agent, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by the applicable Lender shall be conclusive absent manifest error.

(e)             If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.7 (including by the payment of additional amounts pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(f)             If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 2.7, then (i) such Lender shall (at the request of Borrower) use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to the extent such assignment would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or (ii) if such Lender is unable or unwilling to make such assignment, Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.2), all of its interests, rights (other than its existing rights to payments pursuant to this Section 2.7) and obligations under this Agreement, if, in connection with such assignment, such Lender receives payment in an amount equal to its Pro Rata Share of the outstanding principal and accrued and unpaid interest with respect to the Term Loans, accrued fees thereon and all amounts otherwise payable to it hereunder (including any amounts due under this Section 2.7), in each case of clauses (i) and (ii), if such assignment would eliminate or reduce amounts payable pursuant to this Section 2.7 in the future. Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g)             Without duplication or limitation of any amounts otherwise payable pursuant to this Section 2.7, if any Change in Law shall subject any Lender or the Agent to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to such Lender or the Agent of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan, or to reduce the amount of any sum received or receivable by such Lender or the Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Agent, Borrower will pay to such Lender or the Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Agent, as the case may be, for such additional costs incurred or reduction suffered. Failure or delay on the part of any Lender or the Agent to demand compensation pursuant to this Section 2.7(g) shall not constitute a waiver of such Lender’s or the Agent’s right to demand such compensation. A certificate of a Lender or the Agent setting forth the amount or amounts necessary to compensate such Lender or the Agent or its holding company, as the case may be, as specified in this Section 2.7(g) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender or the Agent, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof; provided that Borrower shall not be required to compensate a Lender or the Agent pursuant to this Section 2.7(g) for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Agent, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(h)             The agreements and obligations contained in this Section 2.7 shall survive the termination of this Agreement or the resignation or replacement of Agent.

(i)              The Lenders and Borrower have determined that the issue price of the investment unit issued on the Closing Date is $122,265,000 within the meaning of Treasury Regulations Section 1.1273-2(h) and that such issue price should be allocated $99,225,946.58 to the Closing Date Term Loan and $23,039,053.42 to the Common Shares in Terawulf Inc. issued to each Lender on the Closing Date.

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(j)             The Lenders and Borrower have determined that the issue price of the investment unit issued on the First Amendment Effective Date is $15,000,000 within the meaning of Treasury Regulations Section 1.1273-2(h) and that such issue price should be allocated $12,012,363.53 to the First Amendment Term Loan and $2,987,636.47 to the Common Shares in Terawulf Inc. issued to each Lender on the First Amendment Effective Date.

2.8           Treatment of Prepayment Fee. Each Loan Party agrees that any Prepayment Fee and other Prepayment Obligations payable hereunder shall be presumed to be the liquidated damages sustained by each Lender as the result of the applicable voluntary or mandatory prepayment, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. Borrower agrees (to the fullest extent that each may lawfully do so): (a) the Prepayment Fee and other Prepayment Obligations are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) the Prepayment Fee and other Prepayment Obligations shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Fee as a charge (and not interest) in the event of voluntary prepayment; and (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that its agreement to pay the Prepayment Fee and other Prepayment Obligations to the Lenders as herein described was on the Closing Date and the First Amendment Effective Date and continues to be a material inducement to the Lenders to provide the Term Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including under Section 9.4 hereof, by operation of law or otherwise), the Prepayment Fee and all other Prepayment Obligations, determined as of the date of acceleration, will be due and payable and will be treated and deemed as though the Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. The Prepayment Fee and all other Prepayment Obligations shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER HEREBY EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION.

3.	CONDITIONS PRECEDENT

3.1           Conditions Precedent to Closing Date Term Loan. Each Lender’s obligation to make the Closing Date Term Loan hereunder on the Closing Date is subject to the condition precedent that Agent and the Lenders shall have received, in form and substance reasonably satisfactory to Agent and the Lenders, each of the following:

(a)             from each party thereto, a counterpart of this Agreement and the other Loan Documents to be executed and delivered as of the Closing Date, signed and delivered on behalf of such party;

(b)             duly executed subscription agreements between Borrower and each Lender for, and the issuance to each Lender of, the shares of common stock, par value $0.001 per share, of Borrower described on Schedule 3 hereto (the “Subscription Agreements”);

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(c)             the Operating Documents and good standing certificate of each Loan Party certified by the Secretary of State of Delaware as of a recent date;

(d)             a secretary’s certificate of each Loan Party with respect to such Loan Party’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(e)             searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and in the jurisdiction of its chief executive office, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and tax lien, judgment and bankruptcy searches;

(f)             the Perfection Certificate of the Loan Parties, together with the duly executed signatures thereto;

(g)             UCC financing statements in appropriate form for filing each appropriate jurisdiction as is necessary to perfect the Agent’s Lien in the Collateral;

(h)             a legal opinion of counsel to the Loan Parties dated the Closing Date;

(i)             certificates evidencing liability, casualty and property insurance meeting the requirements set forth herein or in the other Loan Documents;

(j)             a solvency certificate signed by a Responsible Officer of Borrower that, after giving effect to the borrowing of the Term Loan on the Closing Date and the other transactions contemplated by the Loan Documents, the Loan Parties, taken as a whole, are Solvent;

(k)             payment of the fees then due and expenses (including any Lenders’ expenses) payable in accordance with Section 14.3 for which an invoice has been provided to Borrower at least one (1) Business Day prior to the Closing Date;

(l)             in addition to the subscription agreements described in clause (b) above, (i) executed subscription agreements subscribing for the issuance of shares of common stock, par value $0.001 per share, of Borrower for aggregate proceeds of not less than $50,000,000 and (ii) evidence (in the form of a summary report from Bank of America, N.A. of incoming wires to Borrower’s account at Bank of America, N.A.) of the receipt by Borrower of aggregate proceeds of not less than $44,498,495.90 in relation to such subscription agreements;

(m)             upon the reasonable request of any Lender made at least five (5) Business Days prior the Closing Date, Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;

(n)             a duly executed Borrowing Request; and

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(o)             a certificate of a Responsible Officer of Borrower certifying that, at the time of and immediately after giving effect to such borrowing of the Term Loan on the Closing Date, (i) the representations and warranties of each Loan Party in this Agreement and each other Loan Document to which it is a party are true and correct in all material respects on the Closing Date; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date are true, accurate and complete in all material respects as of such date and (ii) no Default or Event of Default shall have occurred and be continuing.

3.2             Conditions Precedent to First Amendment Term Loan. Each Lender’s obligation to make the First Amendment Term Loan hereunder on the First Amendment Effective Date is subject to the conditions precedent set forth in Section 3 of the First Amendment and the payment of all Lenders’ Expenses required to be paid on the First Amendment Effective Date pursuant to Section 4 of the First Amendment.

3.3             Conditions Precedent to Delayed Draw Term Loans. Each Lender’s obligation to make a Delayed Draw Term Loan hereunder on any Delayed Draw Funding Date is subject to conditions precedent that (i) no Default or Event of Default has occurred and is continuing and (ii) Agent and the Lenders shall have received, in form and substance reasonably satisfactory to Agent and each Lender, each of the following:

(a)             the Delayed Draw Term Loan Warrants;

(b)             the Operating Documents (or written confirmation of no change since the First Amendment Effective Date) and good standing certificate of each Loan Party certified by the Secretary of State of Delaware as of a recent date;

(c)             bring down searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and in the jurisdiction of its chief executive office, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and tax lien, judgment and bankruptcy searches;

(d)             a solvency certificate signed by a Responsible Officer of Borrower that, after giving effect to the borrowing of the Delayed Draw Term Loan on the Delayed Draw Funding Date and the issuance of Junior Capital occurring in connection therewith, the Loan Parties, taken as a whole, are Solvent;

(e)             payment of the fees then due and expenses (including any Lenders’ Expenses) payable in accordance with Section 14.3 for which an invoice has been provided to Borrower at least one (1) Business Day prior to the Closing Date;

(f)             a duly executed Borrowing Request;

(g)             a certificate of a Responsible Officer of Borrower certifying that, at the time of and immediately after giving effect to such borrowing of the Delayed Draw Term Loan on the Delayed Draw Funding Date, (i) the representations and warranties of each Loan Party in this Agreement and each other Loan Document to which it is a party are true and correct in all material respects on the Delayed Draw Funding Date and (ii) no Default or Event of Default shall have occurred and be continuing.

(h)             solely in the case of the First Delayed Draw Term Loan Funding, an estoppel certificate from Somerset Operating Company, LLC or any successor landlord under the Somerset Lease Agreement;

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(i)             solely in the case of the First Delayed Draw Term Loan Funding, evidence reasonably satisfactory to each Lender of the prior or contemporaneous repayment in full of the Yorkville Promissory Note;

(j)             evidence reasonably satisfactory to each Lender of (i) with respect to the First Delayed Draw Term Loan Funding, the prior funding of the First Junior Capital Raise or (ii) with respect to the Second Delayed Draw Term Loan Funding, the prior funding of the Second Junior Capital Raise;

(k)             evidence reasonably satisfactory to each Lender that the net cash proceeds (meaning cash actually received by the Borrower from any Junior Capital raise less any transaction costs directly related to the issuance of such Junior Capital) from the issuance of the First Junior Capital Raise have not been used to make payments in respect of the Yorkville Promissory Note;

(l)             evidence reasonably satisfactory to each Lender that the net cash proceeds from the issuance of the First Junior Capital Raise and the Second Junior Capital Raise are not permitted to be utilized to make any payments (other than permitted cash interest payments) in respect of any Junior Capital pursuant to the terms of the applicable documentation related to the First Junior Capital Raise and Second Junior Capital Raise;

(m)             evidence reasonably satisfactory to each Lender that (i) with respect to the First Delayed Draw Term Loan Funding, Lake Mariner Data, LLC has taken title and delivery to the Lake Mariner Facility of no fewer than 4,400 miners in the aggregate under the Miner Purchase Agreements and (ii) with respect to the Second Delayed Draw Term Loan Funding, Lake Mariner Data, LLC has taken title and delivery to the Lake Mariner Facility of no fewer than 7,400 miners in the aggregate under the Miner Purchase Agreements, in each case free and clear of all liens, claims and encumbrances other than Liens in favor of the Agent and the Lenders.

3.4             Conditions Precedent to Lease Cure Delayed Draw Term Loans. Each Lender’s obligation to make a Lease Cure Delayed Draw Term Loan hereunder on any Lease Cure Delayed Draw Funding Date is subject to conditions precedent that (i) no Default or Event of Default has occurred and is continuing (other than as a result of a default pursuant to the Somerset Lease Agreement), (ii) each Lender shall have received internal approval to make such Lease Cure Delayed Draw Term Loan and (iii) Agent and each Lender shall have received, in form and substance reasonably satisfactory to Agent and the Lenders, each of the following:

(a)             a duly executed Borrowing Request; and

(b)             a copy of the notice of default pursuant to the Somerset Lease Agreement.

4.	GUARANTY

4.1             The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally, jointly and severally guarantees to Agent for the benefit of the Lenders as hereinafter provided, as primary obligor and not as surety, the (i) due and punctual payment of the Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise (it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection); and (ii) the punctual performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in this Agreement and under each of the other Loan Documents. Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, by acceleration or otherwise), or if Borrower or any other Guarantor shall fail to perform, keep, observe, or fulfill any other obligation under this Agreement or the other Loan Documents, Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, or such obligation to be performed, kept, observed, or fulfilled, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

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Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.2             Obligations Unconditional. The Obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations), it being the intent of this Section 4.2 that the Obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that any right of subrogation, indemnity, reimbursement or contribution it may have against Borrower or any other Guarantor for amounts paid under this Section 4 shall be subordinate and subject in right of payment to the Obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of subrogation, indemnity, reimbursement or contribution until the Termination Date shall have occurred. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above: (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived; (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted; (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; (d) any Lien granted to, or in favor of, Agent or any Lender as security for any of the Obligations shall fail to attach or be perfected; or (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its Obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

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The guarantee in Section 4.1 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.3             Reinstatement.

The Obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Insolvency Proceeding or otherwise.

4.4             Remedies.

Each Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 10.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10.1) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. Each Guarantor acknowledges and agrees that their Obligations hereunder are secured in accordance with the terms of this Agreement and the other Loan Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.5             Rights of Contribution.

Each Guarantor agrees that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until the Termination Date shall have occurred.

5.	COLLATERAL

5.1             Grant of Security Interest. Each Loan Party hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest (the “Security Interest”) in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising. For clarity, any reference to “Agent’s Lien” or any granting of collateral to Agent in this Agreement or any Loan Document means the Lien granted to Agent for the benefit of Agent and the Lenders.

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5.2             Perfection of Security Interest. Subject to the limitations set forth herein and in the other Loan Documents, each Loan Party shall take all action that Agent (acting at the direction of the Required Lenders) may request, to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral to the extent such perfection and priority are contemplated herein or under any other Loan Document, or to enable Agent to protect, exercise or enforce its rights hereunder, under the Code, and in the Collateral, including, but not limited to, executing and delivering Account Control Agreements, financing statements, instruments of pledge, proxies, powers of attorneys, amendments to organizational documents, and other documents as Agent (acting at the direction of the Required Lenders) may reasonably request, in each case in form and substance satisfactory to Agent (acting at the direction of the Required Lenders). By its signature hereto, each Loan Party hereby irrevocably authorizes Agent (without obligation) to file against such Loan Party, one or more financing statements, continuation statements or amendments to financing and/or continuation statements, or any similar document in any jurisdictions and with any filing offices as the Required Lenders may determine, in their reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to Agent herein and hereby specifically ratifies all such actions previously taken by Agent or the Lenders. Such financing statements and/or documents shall be in form and substance reasonably satisfactory to Agent (acting at the direction of the Required Lenders) (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property”, whether now owned or hereafter acquired, of any Loan Party). Agent (acting at the direction of the Required Lenders) is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office the Notice of Grant of Security Interest in Intellectual Property substantially in the form attached hereto as Exhibit E and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Loan Party in such Loan Party’s United States Patents, United Stated Trademarks and United States Copyrights. Notwithstanding anything to the contrary herein, no Loan Party shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and their territories and possessions for the purpose of perfecting the Agent’s Lien in any Collateral of such Loan Party constituting Patents, Trademarks or Copyrights or any other assets. Notwithstanding anything else herein, Agent shall not be liable for the preparation, filing, recording, registration or maintenance of any financing statements or any instruments, agreements or other documents.

5.3             Chattel Paper. To the extent any Loan Party holds or obtains any Chattel Paper with an amount payable thereunder or in connection therewith in excess of $500,000 in the aggregate for all Loan Parties taken as a whole, the applicable Loan Party will promptly: (i) deliver to Agent all such Tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, in form and substance reasonably satisfactory to the Required Lenders and (ii) provide Agent with “control” as defined in the Code of all such electronic chattel paper, by having Agent identified as the assignee of the records(s) (as defined in the Code) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the Code. Upon Agent’s written request (acting at the direction of the Required Lenders), each Loan Party will mark conspicuously all such Chattel Paper with a legend, in form and substance reasonably satisfactory to the Required Lenders, indicating that such Chattel Paper is subject to the Agent’s Lien.

5.4             Instruments. Each Loan Party will promptly deliver to Agent all instruments with an amount payable thereunder in excess of $500,000 in the aggregate for all Loan Parties taken as a whole it holds or obtains, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Required Lenders.

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5.5             Pledged Equity Interests; Pledged Promissory Notes.

(a)             Each Loan Party will promptly (and in any event within five (5) Business Days or such alternate date as the Required Lenders may agree) deliver to Agent all Equity Interests included in the Collateral that are evidenced by a certificate it holds or obtains, in suitable form for transfer, accompanied by duly executed stock powers or instruments of transfer or assignment in blank, in each case in form and substance reasonably satisfactory to the Required Lenders. Each Loan Party shall (x) cause any Equity Interests pledged hereunder that is issued by an issuer that is a corporation to be and to continue to be represented by a certificate and to constitute and to continue to constitute a “security” subject to Article 8 of the Code and (y) not cause any Equity Interests pledged hereunder that is issued by an issuer that is not a corporation to (i) be dealt in or traded on a securities exchange or in a securities market, (ii) be an investment company security, (iii) be held in a Securities Account not subject to a control agreement or (iv) by its terms expressly provide that it is a “security” governed by Article 8 of the Code and be evidenced by certificates. Each Loan Party that is an issuer of the Equity Interests pledged hereunder confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it upon the occurrence and continuance of an Event of Default.

(b)             Unless and until an Event of Default shall have occurred and be continuing:

(i)             Each Loan Party shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of such Equity Interests or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Loan Documents or which does not otherwise impair the rights and remedies of any Lender hereunder or thereunder.

(ii)             Agent shall promptly execute and deliver to each Loan Party, or cause to be executed and delivered to such Loan Party, all such proxies, powers of attorney and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)             Each Loan Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Equity Interests pledged hereunder (and any Equity Interests in the Nautilus JV) to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions (including noncash dividends, interest, principal or other distributions actually received by a Loan Party from the Nautilus JV) that would constitute Collateral whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Equity Interests pledged hereunder, received in exchange therefor or any part thereof, or in redemption thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Loan Party, shall be promptly delivered to Agent, for the benefit of the Lenders, in the same form as so received (endorsed in a manner reasonably satisfactory to Agent).

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(c)             In addition to the rights set forth in Articles 5 and 10 hereof, upon the occurrence of and during the continuance of an Event of Default, without the need for concurrent or prior notice to any Loan Party, (1) all rights of a Loan Party to exercise the voting and other consensual and contractual rights which it would otherwise be entitled to exercise pursuant to clause (b)(i) above shall immediately cease and all such rights shall thereupon become immediately vested in Agent which shall then have the sole right to exercise such voting and other consensual and contractual rights (provided that, with respect to the Nautilus JV, solely to the extent that TeraWulf (Thales) LLC has received consent from the other equityholders of the Nautilus JV for the Agent to exercise such rights), (2) all rights of a Loan Party to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (b)(iii) above shall immediately cease and all such rights shall thereupon be immediately vested in Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (3) all dividends, principal and interest payments which are received by a Loan Party contrary to the provisions of clause (b)(iii) above shall be received in trust for the benefit of Agent, shall be segregated from the property or funds of such Loan Party, and shall be forthwith paid over to Agent as Collateral in the exact form received (with any necessary endorsement), to be held or applied by Agent as Collateral and as further collateral security for the Obligations. TeraWulf (Thales) LLC hereby covenants and agrees to use its reasonable best efforts after the occurrence and during the continuance of an Event of Default and after written request from the Agent (as directed by the Required Lenders) to obtain the consent referenced in (1) above from the other equityholders of the Nautilus JV.

(d)             Each Loan Party shall promptly deliver to Agent all promissory notes such Loan Party holds or obtains in excess of $200,000 in the aggregate for all Loan Parties taken as a whole, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Required Lenders.

5.6             Letters of Credit. Each Loan Party will provide Agent with prompt notice if it shall obtain any letter-of-credit rights in excess of $500,000 in the aggregate for all Loan Parties taken as a whole and, upon Agent’s written request (acting at the direction of the Required Lenders), use commercially reasonable efforts to cause Agent to obtain “control” (as defined in the Code) of such letter-of-credit-rights constituting Collateral (excluding any letter-of-credit rights that are supporting obligations in which a security interest may be perfected by filing a Uniform Commercial Code financing statement) in a manner reasonably acceptable to Agent.

5.7             Intellectual Property. If any Loan Party acquires ownership of any new or additional issued or applied for United States federal Patent, registered or applied for United States Trademark or registered United States federal Copyright that constitutes Intellectual Property Collateral, such Loan Party shall give to Agent written notice thereof within thirty (30) days (or such later date as the Required Lenders may agree) following the acquisition, application and/or registration thereof, and shall deliver a Notice of Grant of Security Interest in Intellectual Property substantially in the form attached hereto as Exhibit E to include any such Intellectual Property Collateral (provided that no Loan Party shall be obligated to notify Agent upon the issuance of a Patent or registration with respect to any Patent application or Trademark application against which a security interest in favor of Agent has already been recorded). Notwithstanding anything to the contrary herein, no Loan Party shall be required to make any filings or take any other actions to perfect the Lien on and security interest in any Intellectual Property except for in the United States Patent and Trademark Office and United States Copyright Office, or to reimburse Agent for any costs incurred in connection with the same. Each Loan Party shall: (a) prosecute diligently any copyright, patent or trademark application at any time pending in the name of such Loan Party; (b) make application for registration or issuance of all new copyrights, patents and trademarks owned by such Loan Party as reasonably deemed appropriate by such Loan Party; (c) preserve and maintain all rights in the Intellectual Property owned by such Loan Party, in each case, where such copyright, patent or trademark is reasonably necessary for the ownership and operation of the business of the Loan Parties and the Collateral; and (d) upon an Event of Default, use its commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to the Intellectual Property constituting Collateral. For the purpose of enabling Agent to exercise rights and remedies under this Agreement, each Loan Party hereby grants, assigns, transfers and conveys to Agent, a nonexclusive license (exercisable without payment of royalty or other compensation to any such Loan Party) to use or sublicense any of the Collateral now owned or hereafter acquired by such Loan Party that constitutes Intellectual Property and license rights included in the General Intangibles, and any goodwill associated therewith, wherever the same may be located, and including in such license, solely to the extent necessary to exercise such rights and remedies, reasonable access to media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof. Agent shall not exercise any rights under the foregoing license unless and until an Event of Default shall have occurred and be continuing. Such license shall terminate upon the earlier to occur of the Termination Date and the termination of this Agreement. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license does not require the consent of any other Person.

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5.8             Commercial Tort Claims. If any Loan Party shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated by such Loan Party to be equal to or exceed $500,000, when taken together in the aggregate with all other Commercial Tort Claims held by all Loan Parties, such Loan Party shall promptly notify Agent thereof in a writing signed by such Loan Party, including a summary description of such claim, and grant to Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to include a supplement to Schedule 2 hereto and be in form and substance reasonably satisfactory to Agent.

5.9             Deposit Accounts and Securities Accounts. Each Loan Party shall enter into a customary account control agreement with respect to each deposit account or securities account it owns (other than Excluded Accounts), in a form and substance reasonably satisfactory to Agent and Borrower (each, an “Account Control Agreement”), with Agent and any bank or securities intermediary with which such Loan Party maintains a deposit account or securities account on the Closing Date, within thirty (30) days after the Closing Date (or such longer period as the Required Lenders may agree). In addition, each Loan Party shall enter into an Account Control Agreement with respect to any new deposit account or securities account opened or acquired after the Closing Date that is not an Excluded Account (a) concurrently with the establishment or acquisition of such account if such account is at a bank with whom the parties have an existing Account Control Agreement for other accounts or (b) otherwise, within thirty (30) days (or such longer period as the Required Lenders may agree) after such account is established or acquired. Agent agrees that it will not deliver an activation notice or notice of exclusive control or similar term used in the applicable Account Control Agreement under any Account Control Agreement unless an Event of Default shall have occurred and be continuing. For the avoidance of doubt, each Wallet Security Agreement, including the Digital Asset Control Account Agreement, is an Account Control Agreement.

5.10             Crypto Assets. Each Loan Party shall maintain all Crypto Assets owned by such Loan Party in a Wallet in the custody and control of a Person that is not a Loan Party or a Subsidiary or an Affiliate of a Loan Party and such Person shall authenticate a writing whereby it acknowledges that it has custody and control of such Crypto Assets and Wallet for the benefit of the Agent and the Lenders, and agrees that it shall comply with all instructions of Agent without further consent of any Loan Party and shall subordinate any lien it may have in the Crypto Assets or Wallet to the Agent’s security interest therein. Such Wallet shall at all times be subject to a Wallet Security Agreement in favor of Agent.

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5.11             Real Property. (a) The applicable Loan Party shall provide to Agent with respect to each Material Real Property, promptly and in any event within one hundred and twenty (120) days (or such longer period as Agent (acting at the direction of the Required Lenders) may agree in its reasonable discretion) after the later of the Closing Date and the date of acquisition thereof (each, a “Mortgaged Property” and together, the “Mortgaged Properties”) (i) a Mortgage duly executed and delivered by the record owner of such Mortgaged Property; provided that (A) for any Mortgaged Property located in a jurisdiction which imposes a tax, fee or other charge on the recording of a security instrument, the Mortgage shall be in an amount equal to the fair market value of such Mortgaged Property or such other amount as may be agreed by such Loan Party and the Agent (at the direction of Required Lenders) and (B) for any Mortgaged Property in which Borrower holds a leasehold interest, a memorandum of lease containing a description of the leased premises acceptable to the recording office in the county where the Mortgaged Property is located shall have been recorded, (ii) a title insurance policy for each Mortgaged Property or the equivalent or other form (if applicable) available in each applicable jurisdiction in an amount not to exceed the fair market value of such Mortgaged Property as reasonably determined by the Borrower and Agent (acting at the direction of the Required Lenders) (collectively, the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as Agent (acting at the direction of the Required Lenders) may reasonably request, (iii) a completed “Life of Loan Federal Emergency Management Agency Standard Flood Hazard Determination” with respect to each Mortgaged Property (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Borrower and each of its Subsidiaries relating thereto) and if any improvements on any Mortgaged Property are located in an area designated as a Special Flood Hazard Area, evidence of such Flood Insurance as may be required under Section 7.4(c), (iv) either a current ALTA survey (or survey equivalent, such as an Express Map) in form and substance reasonably satisfactory to Agent, certified to Agent and to the issuer of the Mortgage Policy with respect thereto by a professional surveyor licensed in the state in which such Mortgaged Property is located or a prior survey (or survey equivalent, such as an Express Map), together with an affidavit from the record owner of such Mortgaged Property certified to the issuer of the Mortgage Policy with respect thereto that there has been no material change to such Mortgaged Property as shown thereon since the date thereof, if applicable, all in form and substance reasonably satisfactory to the issuer of the Mortgage Policy to remove the standard printed survey exception from any Mortgage Policy and (v) a legal opinion of counsel regarding the enforceability of the Mortgage with respect to such Mortgaged Property, in form and substance reasonably satisfactory to Agent and the Required Lenders.

5.12             Landlord Waivers; Bailees. In the case of any leased location leased by a Loan Party where personal property Collateral with a value in excess of $500,000 is located or where such property is held pursuant to a bailment agreement, the Loan Parties will provide Agent with such customary estoppel letters, consents and waivers from the landlords or bailees, as applicable, with respect to such premises to the extent (A) requested by Agent (acting at the direction of the Required Lenders) and (B) the Loan Parties are able to secure such letters, consents and waivers after using commercially reasonable efforts (such letters, consents and waivers to be substantially in the form of Exhibit K or otherwise in form and substance reasonably satisfactory to Agent (acting at the direction of the Required Lenders)).

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5.13             [Reserved].

5.14             Inventory. No Loan Party will produce any Inventory in violation of the Fair Labor Standards Act or in violation in any material respect of any other applicable law. All inventory and products owned by Persons other than a Loan Party or such Loan Party’s customers and located on any premises owned, leased or controlled by Loan Party, shall be separately and conspicuously identified as such and shall be segregated from such Loan Party’s or its customers’ own Inventory located at such premises.

5.15             Equipment. To the extent requested by Agent (at the direction of the Required Lenders), each Loan Party shall promptly (and in any event within five (5) Business Days or such later date as the Required Lenders may agree) deliver to Agent to hold, for the benefit of the Lenders, any and all certificates of title with respect to Equipment (other than motor vehicles not having a market value in excess of $200,000 in the aggregate for all Loan Parties taken as a whole) having a market value in excess of $500,000 and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Each Loan Party shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of Agent.

5.16             Federal Registrations. Each Loan Party shall promptly (and in any event within five (5) Business Days or such later date as the Required Lenders may agree) notify Agent in writing upon acquiring any interest hereafter in Collateral that is of a type where a Lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation. Each Loan Party shall notify Agent and the Lenders of any Collateral which constitutes a claim against the United States of America, or any State or municipal government or any department, instrumentality or agency thereof, the assignment of which claim (or enforcement of which claim by an assignee) is restricted by law and each Loan Party shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

5.17             Vehicles. At the Required Lenders’ request, place the interest of Agent as lienholder on the certificate of title (or similar evidence of ownership) of any Vehicle or other assets subject to a certificate of title in which perfection of a Lien or a security interest requires notation of a certificate of title.

5.18             Marshaling Assets. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations.

5.19             Waiver of Bond. Each Loan Party hereby waives the posting of any bond otherwise required of Agent in connection with any judicial process or proceeding (i) to realize on the Collateral or any other security for its obligations hereunder, (ii) to enforce any judgment or other court order entered in favor of Agent, or (iii) to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement, any other Loan Document or any other agreement or document between Agent and such Loan Party.

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5.20             Waiver of Subrogation. If Agent exercises any of the remedies referred to in this Section or in Section 10 hereof in respect of any of the Collateral and applies any of the proceeds of any Collateral to any amounts owing to Agent or any other Lender under the Loan Documents, no Loan Party shall, in respect of such monies, seek to enforce repayment, obtain the benefit of any security, be indemnified or receive Collateral from the Borrower or a contribution from any other Person, or exercise any other rights or legal remedies of any kind which may accrue to any Loan Party against the Borrower, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to any Loan Party from the Borrower) until the Termination Date occurs; provided, however, that in no circumstances shall any Loan Party make a claim against any Collateral owned by any other Loan Party prior to the occurrence of the Termination Date. Each of the Loan Parties shall hold in trust separate from the property of such Loan Party for, and forthwith pay or transfer to, Agent any payment or distribution or benefit of security received by such Loan Party contrary to this Section 5.20.

5.21             Further Assurances. Each Loan Party shall execute any further instruments and take further action as Agent (acting at the direction of the Required Lenders) reasonably requests to perfect or continue Agent’s first priority Lien in the Collateral to the extent contemplated hereunder or to effect the purposes of this Agreement. Each Loan Party will furnish to Agent, from time to time upon reasonable request by the Required Lenders, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral as the Required Lenders may reasonably request, all in reasonable detail.

6.	REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

6.1             Due Organization, Authorization, Power and Authority.

(a)             Such Loan Party (i) is duly organized, validly existing and in good standing as a Registered Organization in its jurisdiction of formation and (ii) has all requisite power and authority and all requisite governmental licenses, permits, registrations, authorizations, consents and approvals to (x) own or lease its assets and carry on its business, and (y) execute, deliver and perform its obligations under the Loan Documents to which it is a party, except for and filings necessary to perfect the security interests granted hereunder, and (iii) is duly qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property and other assets or business which it is engaged in requires that it be qualified except, in the case of clauses (ii) and (iii), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)             The execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Loan Party’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any Requirement of Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and filings necessary to perfect the security interests granted hereunder), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound, except, in the case of clauses (ii) through (iv), where such contravention, conflict, default, breach, violation, termination, acceleration or failure to take such action, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default under any agreement to which it is a party or by which it is bound in which the default would reasonably be expected to have a Material Adverse Effect.

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(c)             No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect, (ii) approvals, consents, exemptions, authorizations, actions or notices the failure of which to be obtained, taken or made would not reasonably be expected to have a Material Adverse Effect and (iii) filings to perfect the Liens created by the Loan Documents.

(d)             This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so executed and delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

6.2             Collateral.

(a)             Each Loan Party has good title to, rights in, and the power to pledge each item of the Collateral upon which it purports to grant a Lien under this Agreement and the other Loan Documents, free and clear of Liens except Permitted Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, in each case free and clear of Liens except Permitted Liens.

(b)             On the Closing Date and on the First Amendment Effective Date, each Loan Party has delivered to Agent and each Lender a completed Perfection Certificate signed by such Loan Party. As of the date hereof (i) such Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) such Loan Party is an organization of the type and is organized or incorporated in the jurisdiction set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth such Loan Party’s organizational identification number or accurately states that such Loan Party has none, (iv) the Perfection Certificate accurately sets forth such Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office), (v) such Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction, (vi) the Perfection Certificate accurately reflects each Loan Party’s Wallets and (vii) all other information set forth on the Perfection Certificate pertaining to such Loan Party is true and correct in all material respects.

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(c)             The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared based upon the information set forth in the Perfection Certificate and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, United States Trademarks and United States registered Copyrights) that are necessary as of the Closing Date to establish a valid and first priority perfected security interest in favor of Agent, for the benefit of the Lenders, in respect of the Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof). The Notices of Grant of Security Interest in Intellectual Property executed by the applicable Loan Parties containing descriptions of all Collateral that consists of material United States federally issued Patents (and material Patents for which United States federal registration applications are pending), material United States federally registered Trademarks (and material Trademarks for which United States federal registration applications are pending) and material United States federally registered Copyrights (i) have been delivered to Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office, and (ii) are sufficient to protect the validity of and to establish a legal, valid and perfected security interest (or, in the case of Patents and Trademarks, notice thereof) in favor of Agent, for the benefit of the Lenders, in respect of all Collateral consisting of such Intellectual Property as of the Closing Date in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office.

(d)             The Security Interest constitutes (i) a legal and valid security interest in the Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 6.2(c), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a Uniform Commercial Code financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in Section 6.2(c), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of the Notices of Grant of Security Interest in Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral other than Permitted Liens.

(e)             As of the date hereof, none of the Loan Parties holds any commercial tort claim , in the aggregate, reasonably estimated to be equal to or in excess of $500,000 except as set forth on Schedule 2 hereto.

6.3             Litigation. Except as set forth on Schedule 6.3, there are no actions, suits, investigations or proceedings pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened at law, in equity, in arbitration or before any Governmental Authority by or against such Loan Party or any of its Subsidiaries with an amount in controversy in excess of $5,000,000.

6.4             Financial Statements. The consolidated financial statements for Borrower delivered to Agent in connection with the Loan Documents or pursuant to Section 7.2(a) or 7.2(b) were (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, in the case of interim financial statements, subject to the absence of footnotes and normal year-end audit adjustments, and (b) fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations and cash flows as of the dates and for the periods presented.

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6.5             Solvency. On the Closing Date and on the First Amendment Effective Date, Borrower, on a consolidated basis with its Subsidiaries, both before and after giving effect to (i) the borrowing of the Closing Date Term Loan on the Closing Date and the application of the proceeds thereof and (ii) the borrowing of the First Amendment Term Loan on the First Amendment Effective Date and the application of the proceeds thereof, is Solvent.

6.6             Regulatory Compliance. Neither any Loan Party nor any of its Subsidiaries is an “investment company” required to be registered under the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations U and X of the Federal Reserve Board of Governors). Each Loan Party has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent such failure to so obtain, make or give such consents, approvals, authorizations, declarations, filings or notices would not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has complied with all Requirements of Law, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. Except with respect to any matters that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of any Loan Party, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could reasonably be expected to give rise to any basis for any Environmental Liability of any Loan Party or any of its Subsidiaries. No Loan Party is an Affected Financial Institution. No Loan Party is a Covered Entity. As of the Closing Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.

6.7             Tax Returns and Payments. Each Loan Party and its Subsidiaries has timely filed all required income and other material tax returns and reports or extensions thereof, and each Loan Party has timely paid all foreign, federal, state and local taxes and assessments owed by such Loan Party or its Subsidiaries except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor (such taxes, “Contested Taxes”), or (b) if such taxes and assessments would not reasonably be expected to have a Material Adverse Effect.

6.8             Use of Proceeds.

(a)            Borrower shall use the proceeds of the Closing Date Term Loan (i) to fund capital expenditures on mining equipment and infrastructure made by the Loan Parties or the Nautilus JV, (ii) to pay fees and expenses in connection with the transactions contemplated hereunder and in connection with the Subscription Agreements, (iii) for working capital and other general corporate purposes of the Loan Parties or the Nautilus JV and (iv) fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement.

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(b)             Borrower shall use the proceeds of the First Amendment Term Loan (i) to fund capital expenditures on mining equipment and infrastructure made by the Loan Parties or the Nautilus JV, (ii) to pay fees and expenses in connection with the transactions contemplated hereunder and in connection with the First Amendment and (iii) for working capital and other general corporate purposes of the Loan Parties or the Nautilus JV, each in accordance with the schedule of sources and uses delivered to and approved by each Lender prior to the First Amendment Effective Date.

(c)             Borrower shall use the proceeds of the Delayed Draw Term Loans (i) to fund capital expenditures on mining equipment and infrastructure made by the Loan Parties or the Nautilus JV and (ii) for working capital and other general corporate purposes of the Loan Parties or the Nautilus JV, each in accordance with the schedule of sources and uses delivered to and approved by each Lender prior to any Delayed Draw Term Loan Funding Date.

(d)             Borrower shall use the proceeds of the Lease Cure Delayed Draw Term Loans to cure the applicable default under the Somerset Lease Agreement.

6.9             Disclosure. The Loan Parties have disclosed to each Lender all material agreements, instruments and corporate or other restrictions to which any Loan Party is subject. No written representation, warranty or other statement of any Loan Party in any certificate or written statement submitted to Agent or any Lender in connection with the Loan Documents (other than any projections, forecasts, other forward looking information and information of a general or industry specific nature), as of the date such representation, warranty, or other statement was made, taken together with all other such written representations, warranties, certificates and written statements submitted to Agent or any Lender, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which they were made (provided that with respect to projections and forecasts provided by any Loan Party, the Loan Parties represent only that they were prepared in good faith based upon assumptions believe to be reasonable at the time made; it being recognized by Agent and each Lender that such projections and forecasts are not viewed as facts and that actual results during the period or periods covered thereby may differ from the projected or forecasted results).

6.10          Environmental Law. Except as could not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect:

(a)             (i) Hazardous Materials have not been released on, at, under or from) any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries; and (ii) no Loan Party or any of its Subsidiaries is subject to any Environmental Liability or knows of any facts or circumstances that could reasonably be expected to give rise to any Environmental Liability;

(b)             All Hazardous Materials generated, used, treated, handled or stored at, or transported by any Loan Party to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries; and

(c)             The Loan Parties and their respective Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws and have not incurred any liability under any Environmental Laws.

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6.11           Foreign Assets Control Regulations, Etc.

(a)             No Loan Party or any of its Subsidiaries or, to the knowledge of the any Loan Party, any director, officer, employee or agent of Borrower or any of its Subsidiaries is an individual or an entity that is a Sanctioned Person. Borrower and each of its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions. No Loan Party nor any Subsidiary of a Loan Party (i) has violated or been charged with or convicted of a violation of, any applicable Sanctions or (ii) to the knowledge of the Loan Parties, has received any written notice that any Loan Party or any of their Subsidiaries is under investigation by any Governmental Authority relating to a violation of any applicable Sanctions. The Term Loans and the use of proceeds thereof will not violate applicable Sanctions.

(b)             The Loan Parties and their Subsidiaries have conducted their business in compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. No Loan Party nor any Subsidiary of any Loan Party (i) has violated or been charged with or convicted of a violation of, any applicable Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the knowledge of the Loan Parties and their Subsidiaries, has received any written notice that any Loan Party or their Subsidiaries is under investigation by any Governmental Authority relating to a violation of any applicable Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)             No part of the proceeds from the Term Loans:

(i)             constitutes or will constitute funds obtained on behalf of any Sanctioned Person or will otherwise be used by the Loan Parties or their Subsidiaries, directly or, knowingly, indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Sanctioned Person, (B) for any purpose that would cause any Lender to be in violation of any applicable Sanctions or (C) otherwise in violation of any applicable Sanctions;

(ii)             will be used, directly or, knowingly, indirectly, in violation of, or cause any Lender to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)             will be used, directly or, knowingly, indirectly, for the purpose of making any improper payments, including bribes, to any official of any Governmental Authority or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Lender to be in violation of, any applicable Anti-Corruption Laws.

6.12           Compliance with ERISA; Labor Matters.

(a)             Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the IRC and other federal or state Requirements of Law and applicable foreign laws, respectively.

(b)             (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 3.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

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(c)             There are no collective bargaining agreements or Multiemployer Plans covering the employees of Borrower or any of its Subsidiaries as of the Closing Date and neither Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date.

7.	AFFIRMATIVE COVENANTS

Until the Termination Date, each Loan Party shall do all of the following:

7.1          Existence; Business and Properties.

(a)             Maintain its and its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation except in a transaction permitted by Section 8.1 or, other than with respect to any Loan Party, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall, and cause each Subsidiary to, maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

(b)             Obtain all of the Governmental Approvals necessary for the performance by such Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Agent, for the ratable benefit of the Lenders, in the Collateral.

(c)             Comply, and cause its Subsidiaries to comply, with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)             Do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the material permits, franchises, authorizations, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) in all material respects and (iii) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times in all material respects (in each case except as expressly permitted by the Loan Documents).

(e)             Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to, (i) comply with all Environmental Laws, (ii) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required pursuant to Environmental Laws for the facilities or operations of the Loan Parties or any of their Subsidiaries, and (iii) to the extent required by Environmental Laws, conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of any Loan Party or any of its Subsidiaries, except in the case of each of clauses (i), (ii) and (iii), in such instances in which such Environmental Law, permit, license or approval, or investigative or remedial action is being contested in good faith by appropriate proceedings diligently conducted.

(f)             Conduct its business in compliance in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions and will, within 90 days of the date of Closing Date, adopt and maintain policies and procedures designed to promote compliance with such applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(g)             Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary and shall stamp or otherwise mark such books and records in a manner as the Required Lenders may reasonably request to indicate Agent’s Liens in the Collateral, for the benefit of the Agent, as the case may be.

(h)             If any additional Subsidiary (other than a Subsidiary of the Borrower that is not a Subsidiary of any other Loan Party (or, after the Successor Borrower becomes the Borrower, other than a Subsidiary of the Borrower that is not a Subsidiary of any other Loan Party other than TeraCub Inc. (f/k/a TeraWulf Inc.)) is formed or acquired after the Closing Date, as promptly as practicable and, in any event, within 30 days after such Subsidiary is formed or acquired, notify the Agent thereof and cause such Subsidiary to become a Loan Party by executing a joinder to this Agreement, a supplement to the Perfection Certificate and any other applicable Loan Document, in each case, in form and substance reasonably satisfactory to the Agent. For the avoidance of doubt, (i) after consummation of the mergers contemplated by the Merger Agreement, TeraCub Inc. (f/k/a TeraWulf Inc.), shall continue to constitute a Loan Party and shall execute any further instruments and take further action as may be required to evidence such continuation and (ii) IKONICS Corporation shall not be required to become a Loan Party.

7.2          Financial Statements, Reports and Notices. Provide Agent (for prompt distribution to the Lenders) with the following:

(a)             Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each Fiscal Year (i) beginning with the fiscal quarter ending March 31, 2022, an unaudited consolidated balance sheet of Borrower as of the end of such fiscal quarter and consolidated statements of operations and cash flow and shareholders’ or members’ equity of Borrower for such fiscal quarter, certified by a Responsible Officer of Borrower as presenting fairly in all material respects the financial condition and results of operation of Borrower on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) beginning with the financial statements delivered as of and for the fiscal quarter ending March 31, 2023, for each such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year;

(b)             Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2021, a copy of the audited consolidated balance sheet of Borrower, and the related audited consolidated statements of operations and cash flow and shareholders’ or members’ equity of Borrower for such Fiscal Year and, beginning with the Fiscal Year ending December 31, 2023, setting forth in each case in comparative form the figures for the previous Fiscal Year, prepared in accordance with GAAP, consistently applied, together with an unqualified opinion (other than a “going concern” emphasis of matter typical for venture-backed companies similar to Borrower or a “going concern” emphasis of matter based on Borrower having negative profits, based on a determination that Borrower has fewer than twelve (12) months of liquidity or resulting from an impending maturity of Indebtedness under this Agreement or any breach of a financial maintenance covenant under this Agreement or any actual or potential inability to satisfy a financial maintenance covenant under this Agreement on a future date) from RSM US LLP or other independent public accountants reasonably acceptable to Agent (acting at the direction of the Required Lenders);

(c)             Compliance Certificate. Concurrently with the delivery of the financial information pursuant to Sections 7.2(a) and (b), a Compliance Certificate (i) certifying that no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, specifying the details of such Default or Event of Default and the action that the applicable Loan Party has taken or proposes to take with respect thereto) and (ii) if applicable, attaching unaudited financial information that explains in reasonable detail the differences between the information relating to Borrower and its Subsidiaries, on the one hand, and the information relating to the Loan Parties on a standalone basis, on the other hand, which information shall be certified by a Responsible Officer of Borrower as having been fairly presented in all material respects;

(d)             Annual Operating Budget. As soon as available, and in any event no later than ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2021, an annual operating budget for the following fiscal year detailed quarterly and otherwise prepared in a manner consistent with the projections provided to the Lenders prior to the Closing Date;

(e)             Other Statements. Promptly after delivery, copies of all material statements, reports and notices (other than administrative communications) made available to Borrower’s security holders;

(f)             SEC Filings. Promptly after the same become publicly available, copies of all periodic and other publicly available reports or proxy statements publicly filed with the SEC; provided, that such reports or proxy statements shall be deemed delivered for purposes of this Agreement when posted to the website of Borrower (or any Parent Company referred to in the last paragraph of this Section 7.2, or the website of the SEC);

(g)             Legal Action Notice; Material Adverse Events. Promptly after knowledge thereof by a Responsible Officer of any Loan Party, notice of (i) any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that would reasonably be expected to have a Material Adverse Effect and (iii) the occurrence of any other event that would reasonably be expected to have a Material Adverse Effect;

(h)             Notice of Default. Promptly after knowledge thereof by a Responsible Officer of any Loan Party, notice of the occurrence of any Default or Event of Default setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto;

(i)             Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information provided to the Lenders prior to the Closing Date. Borrower understands and acknowledges that each Lender relies on such true and accurate beneficial ownership information to meet such Lender’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(j)             Changes in Information. Prompt written notice to Agent and the Lenders of (i)  any change of its jurisdiction of organization, (ii) any change of its organizational type, (iii) any change of its legal name, (iv) any change in any organizational number (if any) assigned by its jurisdiction of organization, or (v) change in the location of any Loan Party’s books and records;

(k)             Perfection Certificate. Together with each delivery made of the annual financial statements as set forth in Section 7.2(b), a Perfection Certificate updated to indicate any changes to the most recently delivered Perfection Certificate or an Officer’s Certificate certifying that there have been no changes to the most recently delivered Perfection Certificate;

(l)             Junior Capital. At least 5 Business Days prior written notice to the Agent, Lenders and White & Case, LLP as counsel to the Lenders of the proposed entry into an agreement for the issuance or incurrence of any Junior Capital and copies of all proposed execution versions of all agreements to be entered into in connection with such issuance or incurrence.

(m)             Material Notices. Copies of all default notices sent or received by any Loan Party and final executed copies of all amendments, waivers and consents in connection with any Junior Capital, the Yorkville Promissory Note, the Somerset Lease Agreement, the Miner Purchase Agreements or the Nautilus JV; provided that notices provided in connection with the Nautilus JV shall only be provided to the Agent and White & Case, as counsel to the Lenders, and, provided, further, that copies of any default notices shall be accompanied by a detailed description of the default and the Loan Parties’ plan to cure such default.

(n)             Other Information. Promptly, from time to time, such other customary information regarding the operations, business affairs and financial condition of any Loan Party (including without limitation with respect to compliance with the USA PATRIOT Act or other applicable anti-money laundering laws), or compliance with the terms of any Loan Document, as in each case Agent may reasonably request (for itself or on behalf of the Lenders).

(o)             Miner Purchase Understanding. Use commercially reasonable efforts to memorialize the Miner Purchase Understanding in a formal amendment to the Miner Purchase Agreements.

Notwithstanding the foregoing, the obligations in Sections 7.2(a) and (b) may be satisfied by furnishing (A) the applicable financial statements or other information required by such paragraphs of a Parent Company and/or (B) Borrower’s or a Parent Company’s, as applicable, Form 10-K or 10-Q or a registration statement on Form S-1 or Form S-4, as applicable, filed with the SEC or otherwise made available to Agent and the Lenders, in each case, within the time periods specified in such paragraphs; provided that with respect to each of the foregoing clauses (A) and (B), (i) to the extent that such financial statements relate to a Parent Company, the Compliance Certificate delivered in connection with such financial statements shall be accompanied by unaudited financial information that explains in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to Borrower and its Subsidiaries on a standalone basis, on the other hand, which information shall be certified by a Responsible Officer of Borrower as having been fairly presented in all material respects and (ii) to the extent such financial statements are in lieu of financial statements required to be provided under Section 7.2(b), the Compliance Certificate delivered in connection with such financial statements shall be accompanied by a report of an independent certified public accounting firm of nationally recognized standing with respect to such entity, which statements, report and opinion may be subject to the same exceptions and qualifications as contemplated in Section 7.2(b).

7.3          Taxes. Pay, and require each of its Subsidiaries to pay, all federal, state, local and foreign Taxes owed by Borrower and each of its Subsidiaries before the same shall become delinquent, except (i) for deferred payment of any Contested Taxes or (ii) to the extent the failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect.

7.4          Insurance.

(a)             At their sole cost and expense, maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts (giving effect to self-insurance) and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses, and cause Agent to be listed as a co-loss payee on property policies with respect to Collateral and as an additional insured on general liability policies. Each policy will, to the extent available, provide for not less than thirty (30) days’ prior written notice to Agent (or such shorter number of days as may be agreed to by the Agent or as may be required by the insurer), of cancellation of coverage. At its sole cost and expense, the Borrower agrees to deliver to Agent evidence of compliance with this Section 7.4(a), including any requested copies of policies, certificates and endorsements, on an annual basis and from time to time upon Agent’s request (acting at the direction of the Required Lenders). If Borrower fails to obtain insurance as required under this Section 7.4 or to pay any amount or furnish any required proof of payment to third persons and the Lenders, Agent may make all or part of such payment or obtain such insurance policies required in this Section 7.4, and take any action under such policies Agent (acting at the direction of the Required Lenders) deems prudent and consistent with the provisions of the Loan Documents, in each case, at Borrower’s expense.

(b)             Bear the entire risk of loss, theft, damage to or destruction of the Collateral (including any condemnation, seizure, or requisition of title or use) (collectively, a “Casualty Event”). No Casualty Event shall relieve Borrower from any Obligation hereunder. At its sole cost and expense, Borrower shall promptly notify Agent and each Lender of any insurance claim or any Casualty Event resulting in $500,000 or more of damage to Collateral, and inform them of the circumstances and extent of the Casualty Event. Any Net Proceeds received by any Loan Party as the result of a Casualty Event with respect to any item of Collateral (including insurance proceeds and proceeds of condemnation or requisition) shall be applied to prepay the Term Loans in accordance with Section 2.2(g) and the definition of “Net Proceeds”, subject to Borrower’s election to use such Net Proceeds to repair, restore or replace such Collateral subject to and in accordance with the definition of “Net Proceeds”.

(c)             If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then Borrower, at its sole cost and expense, shall, or shall cause the applicable Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to Agent and the Lenders evidence of such compliance in form and substance reasonably acceptable to Agent (acting at the direction of the Required Lenders). The Borrower shall promptly notify Agent of any Mortgaged Property that is, or becomes, a Flood Hazard Property.

7.5          Mining Equipment. Cause all mining equipment, once put into use or otherwise operational, to remain operational and fully utilized at its rated “hash rate” and “rated power” at all times, subject to normal breakdown events, maintenance and repair. Such mining equipment shall not constitute, and the Loan Parties shall ensure that it shall not constitute, real property or fixtures and the parties agree that such mining equipment is and shall be removable from, and is not essential to, the premises where such mining equipment is located. In addition to the foregoing, the Loan Parties agree to (a) provide Agent with (a) API (Application Programming Interface) and/or read access to the Loan Parties’ Bitcoin or other Cryptocurrency mining pool account or similar arrangement that shows the status and hash rate of the applicable mining equipment, and (b) account access to Borrower’s Bitcoin or other Cryptocurrency exchange or brokerage account, which provides transaction details including Bitcoin or Cryptocurrency revenue and trades. Agent (acting at the direction of the Required Lenders) will have the right to approve, in its reasonable discretion, any mining pool, exchange or brokerage account and applicable Wallets to be utilized by the Loan Parties.

7.6          Inspections. Permit any representative that Agent (or, if an Event of Default has occurred and is continuing, any Lender) authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Loan Parties at reasonable times and upon reasonable notice during normal business hours, subject to reasonable limitations placed on entry by the owner of the premises, if different from applicable Loan Party and at Borrower’s expense; provided that notwithstanding the foregoing, the authorized representatives of Agent or any Lender shall comply with the Loan Parties’ and/or the applicable owner’s COVID-19 and other health and safety protocols, policies and procedures when accessing such location; provided, further, that, so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of the Loan Parties to discuss such books of account and records. In addition, Agent and the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Loan Parties concerning significant business issues affecting the Loan Parties. Such consultations shall not unreasonably interfere with the Loan Parties’ business operations.

7.7          Nautilus JV. TeraWulf (Thales) LLC shall comply in all material respects with its obligations under (i) the limited liability company agreement of the Nautilus JV, (ii) any other material agreement related to the Nautilus JV to which it is a party, except to the extent such action would give rise to a Default or Event of Default hereunder and (iii) will direct, pursuant to an irrevocable direction letter, acknowledged by the Nautilus JV, in form and substance satisfactory to the Required Lenders and delivered within 10 Business Days of the First Amendment Effective Date, (x) all Crypto Assets obtained from the Nautilus JV to the Wallet in the name of Lake Mariner Data LLC, which shall at all times be subject to a Wallet Security Agreement in favor of the Agent and (y) all cash obtained from the Nautilus JV to the Deposit Account in the name of TeraWulf (Thales) LLC, which shall at all times be subject to a Deposit Account Control Agreement in favor of the Agent.

7.8          Post-Closing Requirement. (i) Take all necessary actions to satisfy the items described on Schedule 4 within the applicable period of time specified in such Schedule (or such longer period as Agent (acting at the direction of the Required Lenders) may agree in its reasonable discretion) and (ii) provide evidence, in the form of a summary report from Bank of America, N.A. of incoming wires to Borrower’s account at Bank of America, N.A., of receipt by Borrower of aggregate proceeds of not less than $5,501,504.10 in relation to the subscription agreements described in Section 3.1(l) within four (4) Business Days after the Closing Date.

8.	NEGATIVE COVENANTS

Until the Termination Date, each Loan Party shall not do any of the following without the prior written consent of the Required Lenders:

8.1          Changes in Business; Liquidations and Dissolutions. (a) Engage in or permit any of its Subsidiaries to engage in any material respect in any business or business activity that is substantially different for any business or business activity engaged in by Borrower and its Subsidiaries as of the Closing Date, or reasonably related thereto or a reasonable extension development or expansion or development thereof; or (b) liquidate or dissolve, except a Subsidiary may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is advisable or in the best interests of the Loan Parties and is not materially disadvantageous to the Lenders; provided, that, in the case of the liquidation or dissolution of a Loan Party, its assets shall be distributed to another Loan Party.

8.2          Mergers or Consolidations. Merge or consolidate with any other Person unless the Loan Party is the surviving Person or the surviving Person becomes a Loan Party concurrently with the consummation of such merger or consolidation; provided that (i) if the merger or consolidation involves Borrower, Borrower shall be the surviving Person and (ii) the merger of Telluride Merger Sub II, Inc., a Delaware corporation, with and into Borrower, with Borrower as the surviving Person, pursuant to the Merger Agreement is expressly permitted.

8.3          Incurrence of Liens. Create, incur, allow, or suffer any Lien on any of the Collateral, except for Permitted Liens.

8.4          Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction, or series of related transactions, with any Affiliate of a Loan Party, except for (a) transactions that are upon fair and reasonable terms that are no less favorable to the applicable Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions among the Loan Parties, (c) reasonable and customary employment and compensation arrangements and benefit plans for officers, consultants and other employees of the Loan Parties and their Subsidiaries or any Parent Company entered into or maintained in the ordinary course of business, (d) reasonable and customary fees and expenses paid to directors in the ordinary course of business, (e) the transactions contemplated by the Merger Agreement and (v) Investments permitted under Section 8.5 and Restricted Payments permitted under Section 8.6. For the avoidance of doubt, any Net Proceeds received by a Loan Party from an Asset Sale to an Affiliate that is not a Loan Party shall be subject to the provisions of Section 2.2(f).

8.5          Investments. Make any Investment except (a) Investments in another Loan Party or the Nautilus JV; provided that Investments in the Nautilus JV shall not exceed an amount equal to 115% of the amount set forth in schedule of sources and uses provided to the Lenders prior to the First Amendment Effective Date, (b) guarantees of obligations of other Loan Parties, (c) Permitted Investments and Investments that were Permitted Investments when made, (d) advances to officers, directors and employees of a Loan Party in an aggregate amount not exceeding $500,000 at any time outstanding, for travel, entertainment, relocation and similar ordinary business purposes, (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (f) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (g) Investments consisting of the indorsement by any Loan Party of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business, (h) to the extent such merger and the transactions contemplated thereby constitute an Investment, the merger of Telluride Merger Sub II, Inc., a Delaware corporation, with and into Borrower, pursuant to the Merger Agreement, (i) Investments made in connection with the repurchase and/or cancellation of outstanding restricted stock units issued by IKONICS Corporation at or prior to the closing of the transactions under the Merger Agreement in an aggregate amount, when taken together with the aggregate amount of Restricted Payments made pursuant to Section 8.6(c), not to exceed $3,500,000, (j) other Investments in an aggregate outstanding amount not exceeding $500,000 and (k) Investments made after the Investment/Restricted Payment Condition has been satisfied; provided that no Investment made pursuant to this clause (k) shall be in the form of Collateral or the proceeds obtained from the sale of Collateral (other than cash Collateral, including cash Collateral obtained from the conversion of Cryptocurrency); provided further that until the Termination Date shall have occurred, no Investment may be made pursuant to this clause (k) in any Permitted Holder, Parent Company or other shareholder, member or other equity interest owner of the Borrower.

8.6          Restricted Payments and Restricted Debt Payments.

(a)             Declare or make, directly or indirectly, any Restricted Payment, (i) except in respect of Group Tax Payments, (ii) except in respect of (x) general corporate operating and overhead, legal, accounting and other professional fees and expenses of any Parent Company not to exceed $500,000 per fiscal year, (y) subject to Section 6.8, fees and expenses related to the transactions contemplated by the Merger Agreement or any public offering or private placement of Equity Interests or Indebtedness of any Parent Company whether or not consummated, (z) fees and expenses (including franchise or similar Taxes) required to maintain any Parent Company’s existence and any Parent Company’s direct or indirect ownership of Borrower, (iii) except for Restricted Payments made in connection with the repurchase and/or cancellation of outstanding restricted stock units issued by IKONICS Corporation at or prior to the closing of the transactions under the Merger Agreement in an aggregate amount, when taken together with the aggregate amount of Investments made pursuant to Section 8.5(i), not to exceed $3,500,000 or (iv) unless (x) the Investment/Restricted Payment Condition has been satisfied and (y) no Default or Event of Default exists or would result from the making of such Restricted Payment; provided that no Restricted Payment made pursuant to this clause (iv) shall be in the form of Collateral or the proceeds obtained from the sale of Collateral (other than cash Collateral, including cash Collateral obtained from the conversion of Cryptocurrency); provided further that until the Termination Date shall have occurred, no Restricted Payment may be made pursuant to this clause (iv) to any Permitted Holder, Parent Company or other shareholder, member or other equity interest owner of the Borrower.

(b)             Declare or make, directly or indirectly, any Restricted Debt Payment, except (i) in respect of payments of the Yorkville Promissory Note or cash interest on Junior Capital, provided, in each case, that such payments are made solely with the net cash proceeds from the issuance of Junior Capital, (ii) in respect of Indebtedness pursuant to clauses (a), (d), (e), (f), (g), (h) or (j) of the definition of Permitted Indebtedness, or (iii) so long as no Default or Event of Default has occurred or is continuing, in respect of Indebtedness pursuant to clause (b) of the definition of Permitted Indebtedness in the ordinary course as part of cash management.

8.7          Compliance. Become required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Term Loans in a manner that would violate Regulation U or X of the Board of Governors of the Federal Reserve System; fail to comply with any Requirement of Law, if the violation would reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; or fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or non-exempt Prohibited Transaction, as defined in ERISA, to occur or withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan, in each case, which would reasonably be expected to have a Material Adverse Effect. The Loan Parties will not, directly or, knowingly, indirectly, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) for any purpose which would violate any Anti-Money Laundering Laws or any Anti-Corruption Laws, or (ii) to fund any activities or business of or with any Sanctioned Person, or in any Designated Jurisdiction, in each case, in any manner that will result in violation by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as Agent, Lender, underwriter, advisor, investor, or otherwise) of applicable Sanctions.

8.8          Organizational Documents; Fiscal Year; Changes to Certain Agreements.

(a)             Amend, modify or change its organizational documents in a manner materially adverse to the Lenders when taken as a whole.

(b)             Change its fiscal year from the fiscal year as in effect on the Closing Date without prior written notice to Agent and the Lenders, in which case, Borrower and Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

(c)             Amend, modify or change (i) Nautilus JV’s limited liability company agreement or (ii) the Merger Agreement, in each case, in a manner materially adverse to the Lenders.

(d)             (i) Amend, modify or change the Miner Purchase Agreements, (ii) amend, modify or change the Miner Purchase Understanding or enter into any agreement inconsistent with the Miner Purchase Understanding, or (iii) direct delivery of any miners acquired or to be acquired under the Miner Purchase Agreements to any Person other than Lake Mariner Data, LLC in a manner adverse to the Lenders.

(e)             Amend, modify or change the Somerset Lease Agreement

(f)             Assign any Hosting Agreement to which Lake Mariner Data LLC is a party to any other Person or amend, modify or change any Hosting Agreement in a manner adverse to the Lenders; provided that Lake Mariner Data LLC may assign Hosting Agreements to other Loan Parties so long as such assignment is not adverse to the Lenders.

8.9          Nautilus JV. Permit at any time (a) Borrower to own, directly or indirectly, less than 50% of the aggregate Equity Interests of the Nautilus JV, (b) any Equity Interest of the Nautilus JV held by any Loan Party to be subject to any Lien (other than Liens arising by operation of law) other than in favor of the Agent or (c) TeraWulf (Thales) LLC to engage in any type of business activity other than the ownership of the Equity Interests of the Nautilus JV, the taking of action reasonably incidental thereto and performance of its obligations under Operating Documents and the Loan Documents to which it is a party.

8.10        Sanctions.

(a)             Directly or, knowingly, indirectly, use the Term Loans or any proceeds of the Term Loans, or lend, contribute or otherwise make available the Term Loans or any proceeds of the Term Loans to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the target of applicable Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Agent, or otherwise) of applicable Sanctions.

(b)             Permit any Loan Party or Subsidiary to (i) become a Sanctioned Person (including by virtue of being owned 50 percent or more in the aggregate by a Sanctioned Person) or (ii) directly or, knowingly, indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving any proceeds of the Term Loans) with any Person if such investment, dealing or transaction would be in violation of or would cause any Lender (or any affiliate thereof) to be in violation of applicable Sanctions.

8.11        Anti-Corruption and Anti-Money Laundering Laws. Directly or, knowingly, indirectly, use any Loan or any proceeds of the Term Loans for any purpose which would breach Anti-Corruption Laws or Anti-Money Laundering Laws.

8.12        Indebtedness. Incur or guaranty any Indebtedness other than Permitted Indebtedness.

8.13        Asset Sales; Collateral.

(a)             Enter into or consummate any Asset Sale comprised of Collateral other than Asset Sales for fair market value upon fair and reasonable terms that are no less favorable to the applicable Loan Party than would be obtained in an arm’s length transaction; provided that (x) with respect to any Asset Sale (or series of related Asset Sales) with an aggregate purchase price of less than $1,000,000, the fair market value shall be reasonably determined by Borrower in good faith, (y) with respect to any Asset Sale (or series of related Asset Sales) with an aggregate purchase price of $1,000,000 or greater and less than $2,500,000, Borrower shall deliver a certificate of a Responsible Officer confirming that the condition set forth in clause (x) is satisfied and (z) with respect to any Asset Sale (or series of related Asset Sales) with an aggregate purchase price equal to or greater than $2,500,000, the fair market value shall be reasonably determined by Borrower in good faith in consultation with the Required Lenders.

(b)             Sell, transfer, convey or assign any Collateral to any Person that is not a Loan Party, other than in accordance with clause (a), and, for purposes of clarity, subject to Section 2.2(f), except for cash Collateral, including cash Collateral obtained from the conversion of Cryptocurrency which may be used to make payments in transactions otherwise permitted hereunder.

9.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

9.1          Payment Default. Borrower fails to (a) make any payment of principal on the Term Loans when due, (b) pay any interest on the Term Loans within three (3) Business Days after the same becomes due or (iii) pay any other Obligations within five (5) Business Days after such Obligations are due and payable (which cure periods shall not apply to payments due on the Maturity Date);

9.2          Misrepresentations. Any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

9.3          Covenant Default.

(a)             Any Loan Party fails or neglects to perform any obligation in Sections 7.1(a) (with respect to Borrower’s existence), 7.2(h), 7.4, 7.7(iii) or 7.8 or violates any covenant in Section 8;

(b)             Any Loan Party fails or neglects to perform any obligation in Section 7.2 (other than Section 7.2(h)) and such failure shall continue unremedied for a period of five (5) or more days;

(c)             Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document (other than those specified in Section 9.1, 9.2, 9.3(a) or 9.3(b)) and such failure shall continue unremedied for a period of 30 or more days after notice thereof by Agent (acting at the direction of the Required Lenders) to Borrower;

9.4          Insolvency.

(a)             An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(b)             any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 9.4(a), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)             any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

9.5          Other Indebtedness. Any Loan Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (i) the Yorkville Promissory Note, (ii) any Junior Capital or (iii) any other Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount of more than $5,000,000, in each case beyond the applicable grace period with respect thereto, if any; or (ii) any Loan Party shall fail to observe or perform any other agreement or condition relating to the Yorkville Promissory Note, any Junior Capital or any other such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of the Yorkville Promissory Note, such Junior Capital or such other Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness;

9.6          Judgments. Any judgment or order for the payment of money, individually or in the aggregate, in excess of $5,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has not disclaimed its responsibility to cover such judgment or order) or for injunctive relief that has resulted in a Material Adverse Effect shall be rendered against any Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order;

9.7          Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or Borrower or any other Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or Borrower or any other Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;

9.8          ERISA. (i) An ERISA Event occurs with respect to a Plan, Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party or ERISA Affiliate under Title IV of ERISA which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result, (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA, and as a result of such insolvency or termination the aggregate annual contributions of the Credit Parties and the ERISA Affiliates to all Multiemployer Plans that are then insolvent or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such insolvency or termination occurs and a Material Adverse Effect would reasonably be expected to result; or (iv) a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Plan or Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

9.9          Change in Control. There occurs any Change in Control.

9.10        Subscription Agreement. Any Loan Party materially breaches its respective obligations under any Subscription Agreements.

9.11        Certain Agreements. Any Loan Party materially breaches its respective obligations under the Miner Purchase Agreements, any Hosting Agreement or the Somerset Lease Agreement.

9.12        Junior Capital. Following the First Junior Capital Raise, the sum of (x) the aggregate outstanding principal amount of all Junior Capital in the form of Indebtedness (net of any repayments, prepayments or repurchases) plus (y) the cash proceeds of all Junior Capital in the form of equity (as reduced by any dividends, redemptions or repurchases of such equity) issued in the First Junior Capital Raise shall at any time be less than $30 million, or, following the Second Junior Capital Raise, the sum of (x) the aggregate outstanding principal amount of all Junior Capital in the form of Indebtedness (net of any repayments, prepayments or repurchases) plus (y) the cash proceeds of all Junior Capital in the form of equity (as reduced by any dividends, redemptions or repurchases of such equity) issued in the First Junior Capital Raise and the Second Junior Capital Raise shall at any time be less than $50 million.

10.	AGENT AND LENDERS’ RIGHTS AND REMEDIES

10.1        Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) Agent, as directed by the Required Lenders, may and (ii) with respect to clauses (b) and (g), Agent and/or any Lender may, without notice or demand, do any or all of the following:

(a)             declare all Obligations immediately due and payable (but if an Event of Default described in Section 9.4 occurs all Obligations are immediately due and payable without any action by Agent or any Lender);

(b)             stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement among Borrower, Agent, and/or any Lenders;

(c)             verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, enforce any Loan Party’s rights against its customers and account debtors, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent and/or the Lenders consider advisable, notify any Person owing any Loan Party money of Agent’s security interest in such funds, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the obligations in the Accounts, and otherwise receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account;

(d)             (i) transfer and register in its name or in the name of its nominee or transferee the whole or any part of the pledged debt and/or pledged Equity Interests, (ii) exchange certificates or instruments representing or evidencing the pledged debt and/or pledged Equity Interests for certificates or instruments of smaller or larger denominations, (iii) exercise the voting, corporate, consensual, contractual and all other rights and privileges pertaining to the pledged debt and/or pledged Equity Interests to which such Loan Party would otherwise be entitled as a holder with respect thereto (whether at any meeting of shareholders, members and/or managers of the issuer, by written consent in lieu of a meeting or otherwise, as applicable) and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the pledged Equity Interests as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the pledged Equity Interests upon any merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the issuer with respect to such pledged Equity Interests, or upon the exercise by any Loan Party or Agent of any right, privilege or option pertaining to the pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Required Lenders may determine in their sole discretion), all without liability except to account for property actually received by Agent, but Agent shall have no duty to any Loan Party or any other Person to exercise any such rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing, (iv) collect and receive all cash dividends and other payments and distributions made thereon and make application thereof to the Obligations in the manner set forth in this Agreement and (v) notify the parties obligated on any of the pledged debt and/or pledged Equity Interests to make payment to Agent of any amounts due or to become due thereunder;

(e)             make any payments and do any acts Agent considers necessary or reasonable to protect the Collateral and/or Agent’s security interest in the Collateral.

(f)              require the Loan Parties to assemble the Collateral and make it available as Agent designates at such Loan Party’s expense, at any time and place designated by Agent (acting at the direction of the Required Lenders);

(g)             apply to the Obligations (i) any balances and deposits of any Loan Party it holds, or (ii) any amount held by Agent owing to or for the credit or the account of Borrower;

(h)             ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(i)              demand and receive possession of the Loan Parties’ Books;

(j)              enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Loan Parties, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred Loan Party grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(k)             dispose of any Collateral on any such premises and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof;

(l)              exercise all rights and remedies available to Agent and the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof and exercise of control pursuant to any Account Control Agreement) or other applicable law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Code of the jurisdiction applicable to the affected Collateral); and

(m)             without demand and without advertisement, notice, hearing or process of law, all of which each of the Loan Parties hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of pledged Equity Interests, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as Agent (at the direction of the Required Lenders and at such prices and upon such terms as the Required Lenders deem advisable in their sole discretion) (subject to any and all mandatory legal requirements). Each Loan Party acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of pledged Equity Interests, that Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Agent (at the direction of the Required Lenders) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Loan Party further acknowledges and agrees that any offer to sell any pledged Equity Interests which have been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the Code, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and Agent or any Lender may, in such event, bid for the purchase of such securities. Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Loan Parties hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, Agent (at the direction of the Required Lenders) may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Agent (at the direction of the Required Lenders) may further postpone such sale by announcement made at such time and place.

(n)             In addition to the rights and remedies hereunder, Agent (at the direction of Required Lenders) may, in compliance with Sections 9-620 and 9-621 of the Code or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligation for any reason. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Lenders are legally entitled, or entitled to hereunder or under any other Loan Document, the Loan Parties shall be jointly and severally liable for the deficiency, together with interest thereon at the rate Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Loan Parties or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. Agent, for the benefit of the Lenders is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, solely in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 10.1, such Loan Party’s rights under all licenses inure to Agent, for the ratable benefit of the Lenders.

10.2        Application of Payments. Notwithstanding anything herein to the contrary, any amount received by Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 9.4, in each case that is continuing, shall be applied by Agent as follows:

(i)             first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 14.3 and amounts payable under the Fee Letter) payable to Agent in its capacity as such;

(ii)            second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 14.3) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)           third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)           fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;

(v)            fifth, to the payment in full of all other Obligations, in each case ratably among Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)           finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by applicable law.

10.3        Power of Attorney. Each Loan Party hereby irrevocably and unconditionally appoints Agent, for the benefit of the Lenders, and each of its representatives, designees or agents, as its lawful attorney-in-fact, with power of substitution, exercisable solely upon the occurrence and during the continuance of an Event of Default, without the need for prior or concurrent notice, to: (a) endorse such Loan Party’s name on any checks or other forms of payment or security; (b) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent (acting at the direction of the Required Lenders) determines reasonable; (d) make, settle, and adjust all claims under any Loan Party’s insurance policies; (e) pay, contest or settle any taxes, Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise threatened, or otherwise take any action to terminate or discharge the same; (f) transfer the Collateral into the name of Agent or a third party as the Code permits; (g) demand, collect, settle, compromise, adjust, give discharges and releases, all as the Required Lenders may reasonably determine; (h) commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof; (i) defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Required Lenders may deem reasonably appropriate; (j) receive, open and dispose of mail addressed to a Loan Party and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Loan Party on behalf of and in the name of such Loan Party, or securing, or relating to such Collateral; (k) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though Agent were the absolute owner thereof for all purposes; (l) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Required Lenders may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein; (m) institute any foreclosure or other realization proceedings that Required Lenders may deem appropriate; (n) sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral; (o) exchange certificates or instruments representing or evidencing the pledged debt instruments or pledged Equity Interests for certificates or instruments of smaller or larger denominations; (p) exchange any of the pledged debt instruments, pledged Equity Interests or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the pledged debt instruments or pledged Equity Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Required Lenders may deem appropriate; (q) sign an instrument in writing, causing or sanctioning the transfer of any or all of the pledged debt instruments or pledged Equity Interests into the name of the Lenders or into the name of any nominee or transferee including, without limitation, to any nominee or transferee to whom the pledged debt instruments or pledged Equity Interests or any part thereof may be sold pursuant to Section 10.1 hereof; (r) exercise the voting and all other rights as a holder with respect thereto to the pledged Equity Interests; (s) collect and receive all cash dividends and other payments and distributions made with respect to the pledged debt instruments or pledged Equity Interests, and to notify the parties obligated on any of the pledged debt instruments or pledged Equity Interests to make payment to Agent of any amounts due or to become due thereunder; (t) direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Agent or as the Required Lenders shall direct; (u) receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (v) withdraw all monies or securities held in any account for application to the Obligations in accordance with this Agreement; (w) accelerate any note pledged to Agent pursuant to this Agreement which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any such note (including, without limitation, to make any demand for payment thereon); (x) appoint a receiver for the properties and assets of each Loan Party, and each Loan Party hereby consents to such rights and such appointment and hereby waives any objection such Loan Party may have thereto or the right to have a bond or other security posted by Agent or any other Lender, and remove and replace any such receiver from time to time; and (y) do and perform all such other acts and things as the Required Lenders may reasonably deem to be necessary.

This power of attorney is a power coupled with an interest and shall be IRREVOCABLE, shall survive the bankruptcy, dissolution or winding up of any relevant Loan Party, and shall terminate only on the Termination Date. Agent shall be under no duty or obligation to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction. Notwithstanding anything herein to the contrary, each Loan Party hereby appoints Agent as its power of attorney until the Termination Date to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of any security interest; provided that such power of attorney may be exercised solely upon the occurrence and during the continuance of an Event of Default.

10.4        Protective Payments. If any Loan Party fails to obtain the insurance called for by Section 7.4 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent or any Lender, with the consent of the Required Lenders, may obtain such insurance or make such payment, and all amounts so paid by Agent or such Lender are Obligations and shall be due and payable on demand and accrue interest at the Default Rate, and are secured by the Collateral. Agent or the Lenders will make reasonable efforts to provide Borrower with notice of Agent or any Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent or any Lender hereunder are deemed an agreement to make similar payments in the future or Agent’s and/or Lender’s waiver of any Event of Default.

10.5        Liability for Collateral. So long as Agent and Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in their possession or under the control of Agent and/or Lenders, Agent and Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Furthermore, except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Borrower bears all risk of loss, damage or destruction of the Collateral.

10.6        No Waiver; Remedies Cumulative. Agent’s and any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent’s and each Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent and each Lender have all rights and remedies provided under the Code, by law, or in equity. Agent’s or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or any other Loan Document or other remedy available at law or in equity, and Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.7        Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10.8        Erroneous Payments.

(a)           If Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Agent) received by such Payment Recipient from Agent or any of its Related Persons were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent pending its return or repayment as contemplated below in this Section 10.8 and held in trust for the benefit of Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as Agent may, in its sole discretion, specify in writing), return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in immediately available funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Agent in its sole discretion) in respect of each day from and including the date that is two Business Days after such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in immediately available funds at a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)           Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Related Persons) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Agent (or any of its Related Persons) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Related Persons), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)              it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)             such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 10.8(b).

(c)           Each Lender hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that Agent has demanded to be returned under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)           The parties hereto agree that (x) irrespective of whether Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount, and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party; provided that this Section 10.8 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Borrower for the purpose of making such Erroneous Payment. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an erroneous payment (or any subrogation or other rights of Agent in respect of an erroneous payment) result in Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(e)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f)            Each party’s obligations, agreements and waivers under this Section 10.8 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

10.9        Proxy. In addition to each of the foregoing and any other rights of Agent as set forth herein or in any other Loan Documents, each Loan Party grants to Agent (through itself, its representatives, designees or agents), an irrevocable proxy, to, upon concurrent notice to such Loan Party, vote all or any part of such Loan Party’s pledged Collateral from time to time, in each case in any manner that the Required Lenders deem advisable in their sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, or members, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the pledged Collateral, calling special meetings of the holders of the Pledged Collateral of any issuer, voting at such meetings, and any contractual rights and remedies held as members, shareholders and/or managers). To the extent permitted by applicable law, the irrevocable proxy granted hereby is effective automatically without the necessity that any other action (including, without limitation, that any transfer of any of the pledged Collateral be recorded on the Books of the relevant Loan Party or issuer of such pledged Collateral) be taken by any Person (including the relevant Loan Party or issuer of any pledged Collateral or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Loan Party, and shall terminate only on the Termination Date. Notwithstanding the foregoing, Agent shall only exercise the irrevocable proxy set forth in this Section 10.9 while any Event of Default has occurred and is continuing, and immediately upon waiver of such Event of Default (and so long as no separate or future Event of Default has occurred and is continuing), shall immediately (and take all reasonably necessary actions available to) discontinue exercise of such irrevocable proxy. Each Loan Party covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) of the irrevocable proxy granted pursuant to Section 10.9 hereto, such Loan Party shall automatically be deemed to grant the Agent a new irrevocable proxy, on the same terms as those previously granted pursuant to Section 10.9. Upon the reasonable written request of the Required Lenders, such Loan Party agrees to deliver to the Agent and the Lenders, on behalf of the Agent and the Lenders, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Lender to vote the pledged Collateral after the occurrence and during the continuance of an Event of Default.

11.            NOTICES

(a)             Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (ii) upon transmission, when sent by electronic mail or facsimile transmission; (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Agent, Borrower, any Loan Party or any Lender may change its mailing or electronic mail address or facsimile number by giving the other parties written notice thereof in accordance with the terms of this Section 11.

If to Borrower or any other Loan Party:	TeraWulf, Inc.
9 Federal Street
Easton, MD 21601
Attention:  Kenneth Deane, Chief Accounting Officer & Treasurer; Patrick Fleury, Chief Financial Officer
Facsimile:  410-770-9705
Email: deane@terawulf.com; fleury@terawulf.com

with a copy (which shall not constitute notice) to:	TeraWulf, Inc. 9 Federal Street Easton, MD 21601 Attention: Chief Legal Officer Facsimile: 410-770-9705 Email: legal@terawulf.com

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: David Tarr Facsimile: 212-492-0375 Email: dtarr@paulweiss.com

If to Agent:	Wilmington Trust, National Association 1100 North Market Street Wilmington, DE 19890 Attention: TeraWulf Loan Administrator Email: jfeil@wilmingtontrust.com Telephone: 302-636-6466

with a copy to:	Covington & Burling LLP The New York Times Building 620 8th Avenue New York, NY 10018 Attention : Ronald A. Hewitt email: rhewitt@cov.com Telephone: 212-841-1220

If to a Lender:	To its address set forth on its signature page to this Agreement or in its Assignment and Assumption with a copy to:

White & Case LLP

75 State Street

Boston, MA 02109

Attention:  Vincenzo Lucibello
                    Stephen Moeller-Sally

email: vincenzo.lucibello@whitecase.com
           ssally@whitecase.com
Telephone: (617) 979-9349
                     (617) 979-9324

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Keith Wofford
email: kwofford@whitecase.com
Telephone: (212) 819-7595

(b)             Platform.

(i)             Borrower agrees that Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on IntraLinks, Syndtrak, ClearPar, Debtdomain or another similar electronic system (the “Platform”). Borrower acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders.

(ii)             The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors in or omissions from the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(c)             Public Information. Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of Borrower hereunder and under the other Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be subject to Section 14.7); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

12.	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, New York law (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) governs the Loan Documents without regard to principles of conflicts of law. Borrower, Guarantors, Agent, and Lenders each submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; provided that nothing in this Agreement shall be deemed to operate to preclude Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 12 shall survive the termination of this Agreement.

13.	AGENCY PROVISIONS

13.1        Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and the Lenders, and Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Agent shall be entitled to request and receive written instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 14.5) and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by Agent in accordance with the written direction of such Lenders.

13.2             Rights as a Lender. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders.

13.3        Exculpatory Provisions.

(a)             Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Agent’s duties hereunder shall be administrative in nature, and Agent shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Agreement against Agent. Without limiting the generality of the foregoing, Agent:

(i)              shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)             shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document, Requirement of Law, or with respect to any Crypto Assets, to Agent’s internal policies, procedures and regulations in respect of such Collateral, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(iii)             shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

(b)             Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 14.5), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 14.5), pursuant to the provisions of this Agreement, unless such Lenders shall have offered to Agent security or indemnity (satisfactory to Agent in its sole and absolute discretion) against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction. Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Agent in writing by Borrower or a Lender. The permissive rights of Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, Agent shall not be answerable for other than its gross negligence or willful misconduct. Nothing in this Agreement shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

(c)             In the case of any Collateral constituting Crypto Assets, Agent (whether or not a Default or Event of Default has occurred and is continuing) shall not be required to (i) take possession of any Crypto Assets, including any passwords to such Crypto Assets or Wallets holding Crypto Assets, by holding such Crypto Assets or Wallets within an account, system or vault of Agent, or (ii) determine or opine on the value of any such Crypto Assets, or (iii) exercise any discretion as to the timing of the sale, trade, or exchange of any Crypto Assets. Agent shall only be required to take any action with respect to the sale, trade or exchange of any Crypto Assets upon written direction from the Required Lenders, and with suitable security or indemnity (satisfactory to Agent in its sole and absolute discretion) from such Required Lenders against the costs, expenses and liabilities which may be incurred by it in compliance with such direction in accordance with Section 13.3(b) of this Agreement.

(d)             Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 3.1 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Neither Agent nor any of its Related Persons shall be responsible for nor have any duty to monitor the performance or any action of Borrower or any other Loan Party, or any of their Related Persons, nor shall Agent or its Related Persons have any liability in connection with the malfeasance or nonfeasance by such party. Agent may assume performance by all such Persons of their respective obligations. Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person. Agent shall not be charged with knowledge of (A) any events or other information, or (B) any default under this Agreement or any other agreement unless a Responsible Officer of Agent shall have actual knowledge thereof.

(e)             Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

(f)             Notwithstanding anything herein to the contrary, Agent shall not be liable for the preparation, filing, recording, registration, re-filing, re-recording or maintenance of any financing statements or continuation statements, amendments, charges, mortgages or any other such instruments, agreements or other documents or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document), or any other actions necessary to enable Agent to exercise and enforce its rights under this Agreement with respect to such pledge and security interest and such responsibility shall be solely that of Borrower and the other Loan Parties. In addition, Agent shall have no responsibility or liability (i) for acts or omissions of Borrower or the other Loan Parties in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(g)             Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

13.4        Reliance by Agent. Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, order, judgment, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, presented, sent or otherwise authenticated by the proper Person, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.5        Delegation of Duties. Each Agent may from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by Agent. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through any Subagents and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent and any of its Subagents may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such Subagent and to the Related Parties of Agent and any Subagent to their respective activities as Agent. Agent shall not be responsible for the acts or omissions of any Subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such Subagents.

13.6        Resignation or Replacement of Agent.

(a)             (i) Agent may at any time give notice of its resignation to the Lenders and Borrower by giving no less than fifteen (15) calendar days’ (or such earlier day as shall be agreed by the Required Lenders) prior written notice of such resignation, specifying the date when such resignation shall take effect (the “Resignation Effective Date”). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment by the Resignation Effective Date, then the retiring Agent may in its sole discretion (but shall not be obligated to), at the sole cost and expense of the Loan Parties, including with respect to reasonable and documented attorneys’ fees and expenses of outside counsel, apply to a court of competent jurisdiction to appoint a successor or for other appropriate relief, and any such resulting appointment or relief shall be binding upon all of the Parties. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(ii) The Required Lenders may at any time replace the Agent with a successor agent by giving no less than fifteen (15) calendar days’ (or such earlier day as shall be agreed by the Agent) prior written notice of such replacement to the Agent and the Borrower, specifying the date when such replacement shall take effect (the “Replacement Effective Date”) and the identity of the successor Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Such replacement shall become effective in accordance with such notice on the Replacement Effective Date, but in each case shall be subject to either (i) an agreement by the removed Agent to continue serving as Collateral Agent or (ii) the effective transfer of all interests in the Collateral and perfection documents to the successor Agent.

(b)             With effect from the Resignation Effective Date or Replacement Effective Date, as applicable (i) the retiring or removed Agent shall be discharged from its duties, responsibilities and obligations hereunder and under the other Loan Documents, (ii) shall be entitled to deliver any Collateral held hereunder to the Required Lenders, and (iii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 13 and Section 14.3 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

(c)             Any corporation or association into which Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which Agent is a party, will be and become the successor Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

13.7        Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

13.9        Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of the Term Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)             to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent under Section 14.3) allowed in such judicial proceeding; and

(b)             to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 14.3.

13.10      Certain ERISA Matters.

(a)             Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that at least one of the following is and will be true:

(i)              such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments or this Agreement,

(ii)             the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the IRC such Lender’s entrance into, participation in, administration of and performance of Term Loans, the Term Loan Commitments or this Agreement,

(iii)             (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform Term Loans, the Term Loan Commitments or this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments or this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of Term Loans, the Term Loan Commitments or this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

14.	GENERAL PROVISIONS

14.1        Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until the Termination Date shall occur. So long as Borrower has satisfied the Obligations (other than contingent indemnification and expense reimbursement claims not then due and payable, and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement may be terminated prior to the Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Agent and the Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. No termination of this Agreement shall in any way affect or impair any right or remedy of Agent or any Lender, nor shall any such termination relieve Borrower of any Obligation to any Lender, until all of the Obligations have been paid and performed in full. Those Obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination and payment in full of the Obligations then outstanding.

14.2        Successors and Assigns.

(a)            This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Except as provided in Section 14.2(g), Borrower may not assign this Agreement or any rights or obligations under it without the prior written consent of Agent and each Lender (which may be granted or withheld in each Lender’s sole discretion). Each Lender has the right to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof) in accordance with this Section 14.2.

(b)           Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment or the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)             Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loan Commitment or portion of the Term Loans at the time owing to it or contemporaneous assignments to or by related Approved Funds (determined after giving effect to such assignments) that equal at least $1,000,000 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned and (B) in any other case, the aggregate amount of the principal outstanding balance of the portion of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Term Loan Commitment or portion of the Term Loans and rights and obligations under this Agreement with respect to.

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)          The consent of Borrower (such consent (x) not to be unreasonably withheld or delayed and (y) to be deemed granted ten (10) Business Days after Borrower’s receipt of any such request) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)           the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire.

(v)           Tax Forms. The assignee Lender shall, prior to execution of the Assignment and Assumption, deliver to Borrower and Agent the withholding tax forms and any other tax forms required to be delivered by a Lender under Section 2.7(b).

(vi)          No Assignment to Certain Persons. No such assignment shall be made to a natural person or a Disqualified Institution.

(c)            Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each assignment and assumption pursuant to Section 14.2(a) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, each Guarantor, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person, a Disqualified Institution (to the extent that the DQ List has been made available to all Lenders; provided, that regardless of whether the DQ List has been made available to all Lenders, no Lender may sell participations in the Term Loans or Term Loan Commitments to a Disqualified Institution without the consent of Borrower if DQ List has been made available to such Lender), or Borrower or any of Borrower’s Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.3(b) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) though (iv) of Section 14.5(b) that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.7 (subject to the requirements and limitations therein) (it being understood that the documentation required under Section 2.7 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.2(b); provided that such Participant shall not be entitled to receive any greater payment under Section 2.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.9 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            [Reserved].

(g)           Assumption by Parent Company. After consummation of the mergers contemplated by the Merger Agreement, the direct Parent Company of Borrower after giving effect to the consummation of such mergers, TeraWulf Inc. (currently known as Telluride Holco, Inc.), a Delaware corporation (the “Successor Borrower”), shall assume all of Borrower’s Obligations under this Agreement pursuant to assumption documentation reasonably satisfactory to Agent (acting at the direction of the Required Lenders), upon which the Successor Borrower shall be deemed to be Borrower for all purposes under this Agreement and the other Loan Documents and Borrower as of the Closing Date shall be deemed to be a Guarantor for all purposes under this Agreement and the other Loan Documents. In connection with such assumption, the Successor Borrower shall deliver a certificate substantially in the form of the Perfection Certificate for itself and its assets and shall comply with the requirements of Sections 5.2 through 5.8 of such assumption. Borrower, Agent and the Required Lenders shall negotiate in good faith to amend this Agreement to reflect the foregoing modifications (subject to the approval of the Required Lenders).

(h)           Replacement of Non-Consenting Lender. If any Lender (a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 14.5 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon Borrower’s request) assign its portion of the Term Loans and/or its Term Loan Commitments hereunder to one or more assignees reasonably acceptable to Agent (unless such assignee is a Lender or an, an Affiliate of a Lender or an Approved Fund); provided, that: (a) all Obligations of Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, together with the Prepayment Fee with respect to the principal amount so paid, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment Borrower, Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 14.2; provided that if such Non-Consenting Lender does not comply with Section 14.2 within one (1) Business Day Borrower’s request, compliance with Section 14.2 shall not be required to effect such assignment.

(i)             Disqualified Institutions. Agent shall have the right, and the Borrower hereby expressly authorizes Agent, to (A) post the list of Disqualified Institutions provided by Borrower and any updates thereto from time to time; provided, however, that the list and any updates thereto must be reasonably tailored to the nature of Borrower’s business and may not be so overly broad as to unreasonably burden any one Lender individually or the Lenders collectively (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

14.3        Expenses; Indemnification.

(a)            Costs and Expenses. Borrower shall promptly pay (i) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates and the Lenders (including reasonable attorneys’ fees and expenses, limited to one firm of counsel, and, if necessary, a single local counsel in each appropriate jurisdiction, for each of the (x) Agent and its respective Related Persons as a whole, and (y) the Lenders and their respective Related Persons as a whole (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person)), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by Agent or any Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans (including reasonable attorneys’ fees and expenses, limited to one firm of counsel, and, if necessary, a single local counsel in each appropriate jurisdiction for each of the (x) Agent and its respective Related Persons as a whole, and (y) the Lenders and their respective Related Persons as a whole (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person) (collectively, the “Lenders’ Expenses”).

(b)           Indemnification. Borrower agrees to indemnify Agent, each Lender, each of their respective Affiliates, successors and assigns, and each of their respective directors, officers, employees, agents, trustees, advisors and members (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements (limited to one firm of counsel, and, if necessary, a single local counsel in each appropriate jurisdiction, for each of the (x) Agent and its respective Related Persons as a whole, and (y) the Lenders and their respective Related Persons as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Term Loans or the use of the proceeds of the Term Loans, (iii) any violation of or liability under Environmental Laws by Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Borrower or any of its Subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct, or, except with respect to Agent and its Related Parties, bad faith, of such Indemnitee or any of its Related Parties, (y) except with respect to Agent and its Related Parties, arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against Agent in its capacity as such).

(c)            Reimbursement by Lenders. To the extent that Borrower for any reason fails to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Pro Rata Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) in connection with such capacity. The failure of any Lender to reimburse Agent promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lenders to Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse Agent for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse Agent for such other Lender’s Pro Rata Share of such amount. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to be indemnified pursuant to this Agreement, this Section 14.3(c) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(d)           Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            General. The provisions of this Section 14.3 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the resignation or removal of Agent, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of Agent or any Lender. All amounts due under this Section 14.3 shall be payable within 30 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. This Section 14.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

14.4        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

14.5        Waivers; Amendments.

(a)            No failure or delay by Agent or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of Agent and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

(b)           No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing executed by Borrower and the Required Lenders, and acknowledged by Agent, or by Borrower and Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i)             extend or increase the Term Loan Commitment of any Lender without the written consent of such Lender (it being understood that the waiver of any Default shall not constitute an extension or increase of the Term Loan Commitment of any Lender);

(ii)            reduce the principal of, or rate of interest specified herein on the Term Loans, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), except if the effect of such amendment would be to reduce the rate of interest on the Term Loans or other Obligation or to reduce any fee payable hereunder);

(iii)           postpone any date scheduled for any payment of principal of, or interest on, the Term Loans, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(iv)          change Section 2.5(b) or otherwise modify this Agreement in a manner that would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;

(v)           change Section 3.1, 3.2, 3.3 or 3.4 without the written consent of each Lender;

(vi)          permit the use of proceeds of (x) the First Amendment Term Loan to deviate from the schedule of sources and uses delivered to and approved by each Lender prior to the First Amendment Effective Date pursuant to Section 6.8(b) or (y) the Delayed Draw Term Loans Loan to deviate from the schedule of sources and uses delivered to and approved by each Lender prior to applicable draw date pursuant to Section 6.8(c), in each case without the written consent of Lenders having outstanding Term Loan Commitments or outstanding principal amount of the Term Loans that represent more than 66.67% of the aggregate Term Loan Commitments and outstanding principal amount of Term Loans held by all Lenders (calculated in accordance with the provisos set forth in the definition of “Required Lenders”);

(vii)         change Section 10.2 or otherwise modify this Agreement in a manner that would alter the application of payments, in each case, without the written consent of each Lender directly and adversely affected thereby;

(viii)        change any provision of this Section 14.5 or the percentage or proviso in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(ix)           change the definition of “Junior Capital” or modify any provision of this Agreement relating to Junior Capital or otherwise modify this Agreement in a manner that would alter the definition of Junior Capital or any provision relating thereto, without the written consent of each Lender;

(x)            other than in connection with a debtor-in-possession financing (but not with respect to any exit financing associated therewith), with respect to any Lender (A) subordinate any Obligations in right of payment to any other Indebtedness of the Loan Parties or (B) subordinate the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, without the written consent of such Lender; or

(xi)           discharge any of the Loan Parties from their respective payment Obligations under the Loan Documents, or release all or any portion of the Collateral (other than Collateral that is no longer used or useful in the ordinary course of the Loan Parties’ business), except as otherwise may be provided in this Agreement or the other Loan Documents;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, protections, immunities, indemnities, duties or obligations of, or any fees or other amounts payable to Agent hereunder or under any other Loan Document, unless in writing executed by Agent, in each case in addition to Borrower and the Lenders required above. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by the Loan Parties.

14.6        Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

14.7        Confidentiality. Agent and the Lenders agree to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 14.7, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement; (c) as required by law, regulation, subpoena, or similar legal process; (d) to Agent’s or any Lender’s regulators or as otherwise required in connection with Agent’s or any Lender’s examination or audit; (e) as Agent or any Lender considers appropriate in exercising remedies under the Loan Documents; (f) to third-party service providers of Agent and/or any Lender so long as such service providers have executed a confidentiality agreement with Agent or the Lenders, as applicable, with terms no less restrictive than those contained herein; and (g) to the extent consisting of general portfolio information that does not identify any Loan Party, Parent Company or Permitted Holder; provided, that notwithstanding anything in the foregoing, Information may not be disclosed to any Disqualified Institution. For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 14.7 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

14.8        Right of Setoff. Each Loan Party hereby grants to Agent, for the ratable benefit of the Lenders, a Lien and a right of setoff as security for all Obligations to Agent and the Lenders, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent (including a subsidiary of Agent) in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or any Lender may set off the same or any part thereof and apply the same to any liability or Obligation of any Loan Party even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY LOAN PARTY, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.9        Release of Liens.

(a)            The Lenders hereby irrevocably authorize and direct Agent to, and Agent shall, release, any Lien granted to or held by Agent upon (A) all Collateral upon the occurrence of the Termination Date, (B) any Collateral that shall be sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents (including any sale or disposition that is consented to or authorized in writing by the Required Lenders in accordance with Section 14.5) to a Person that is not, and would not be required to become, a Loan Party, (C) any property that constitutes Excluded Property (or confirm that it does not have Lien on any Excluded Property) or (D) any Collateral that shall have been approved, authorized or ratified in writing by the Lenders required in accordance with Section 14.5. In connection with any release set forth in subsections (B)-(D) of this Section 14.9(a), any Loan Party requesting the release of any Lien shall deliver to Agent a certificate of a Responsible Officer of such Loan Party stating that such action is in compliance with the terms of this Section 14.9, this Agreement and the other Loan Documents. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section 14.9(a).

(b)           Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 14.9(a) each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under Section 14.9(a). Either without such confirmation (if Agent has not requested such confirmation) or upon receipt by Agent of such confirmation (if Agent has requested such confirmation), and upon prior written request by Borrower and following delivery of the certificate of a Responsible Officer of such Loan Party contemplated in Section 14.9(a) hereof, Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent to the extent permitted by Section 14.9(a) (at the sole cost of the Loan Parties); provided that such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

14.10      Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, the electronic matching of assignment terms and contract formation on electronic platforms approved by Agent, acting reasonably (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state law based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless such form or format is expressly agreed to by Agent, acting reasonably.

14.11      Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

14.12      Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

14.13      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

14.14      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

14.15      Patriot Act. Each Lender and Agent hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and each of its Subsidiaries, which information includes the names and addresses of each Borrower and each of its Subsidiaries and other information that will allow Lender or Agent, as applicable, to identify Borrower and each of its Subsidiaries in accordance with the USA PATRIOT Act.

14.16      Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

15.	DEFINITIONS

15.1        Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” and the words “to” and “until” each mean “to but excluding.” Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person hereunder (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). As used in this Agreement, the following capitalized terms have the following meanings:

“Account Control Agreement” is defined in Section 5.9.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble hereof.

“Agreement” is defined in the preamble hereof.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act of 1997 (“FCPA”) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the Patriot Act.

“Applicable Make-Whole Amount” with respect to any prepayment made pursuant to Section 2.2(e) , an amount equal to (i) the present value of the amount of interest that would have been paid on the principal amount of the Term Loans being so prepaid from and including the date of such prepayment to and including the first anniversary of the Closing Date (in each case, calculated on the basis of actual days elapsed over a year of three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be) plus (ii) three percent (3.0%) of the principal amount of the prepaid portion of the Term Loans. The present value calculation in clause (i) of the Applicable Make-Whole Amount shall be calculated using the discount rate equal to the Treasury Rate as of such repayment or prepayment date or date of required repayment plus 50 basis points. For the avoidance of doubt, Agent shall have no responsibility for calculating the Applicable Make-Whole Amount.

“Applicable Rate” means 11.50% per annum; provided that the Applicable Rate shall be increased by an amount equal to the difference between (x) the cash interest rate applicable to any Junior Capital on the date of issuance of such Junior Capital and (y) 8.50%. To the extent the Applicable Rate is increased in accordance with the preceding proviso, the Applicable Rate shall not be reduced in connection with any subsequent issuance of Junior Capital. The Borrower shall provide written notice to Agent of any such increase in the Applicable Rate and the effective date thereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means any conveyance, sale, lease, sale and leaseback, assignment, transfer or other disposition to any Person (other than another Loan Party) of any asset or assets of any Loan Party, excluding (a) any sale or other disposition of any Permitted Investment or (b) so long as the proceeds of the sale or conversion of Bitcoin or any other Cryptocurrency continue to constitute Collateral held by the Loan Parties in compliance with the terms of the Loan Documents, any sale or conversion of Bitcoin or other Cryptocurrency, the net proceeds of which are used in compliance with the terms of the Loan Documents to fund either capital expenditures of the Loan Parties or other ordinary course expenses or the Loan Parties.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and its assignee, and accepted by Agent and Borrower (if required by Section 14.2), substantially in the form attached hereto as Exhibit D or such other form as shall be approved by Agent and reasonably satisfactory to Borrower.

“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) the Borrowing Request, on behalf of Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the IRC or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRC) the assets of any such “employee benefit plan” or “plan”.

“Bitcoin” means the type of virtual currency based on an open source cryptographic protocol existing on the Bitcoin Network.

“Borrower” is defined in the preamble hereof.

“Borrower Materials” is defined in Section 11(c).

“Borrowing Request” means a borrowing request substantially in the form attached hereto as Exhibit B.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Agent and the Lenders approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary or other Responsible Officer on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) the Borrowing Request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent and the Lenders a further certificate canceling or amending such prior certificate.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Casualty Event” is defined in Section 7.4(b).

“Change in Control” means if any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision) of voting power of the outstanding Voting Stock of Borrower having more than 50.1% of the ordinary voting power for the election of directors of Borrower (provided that, for purposes of this determination, to the extent any Person or “group” includes both Permitted Holders and non-Permitted Holders (any such Person or “group”, the “Subject Group”), and the Subject Group does not itself constitute a Permitted Holder, then the outstanding Voting Stock of Borrower directly or indirectly beneficially owned by such Permitted Holders in such Subject Group shall not be treated as being beneficially owned by such Subject Group), unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of Borrower; or (b) Borrower shall fail to own and control, directly or indirectly, 100% of the outstanding Voting Stock of any Guarantor, on a fully diluted basis, except pursuant to a transaction permitted by Section 8.1.

Notwithstanding the foregoing, (1) a transaction in which Borrower or a Parent Company becomes a direct or indirect Subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change in Control if (a) the equityholders of Borrower or such Parent Company immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of Borrower or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of Borrower or such Parent Company prior to such transaction or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder, the New Parent or any Subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of Borrower or the New Parent and (2) a Person or “group” shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means December 1, 2021.

“Closing Date Term Loan Commitment” means, for any Lender, the obligation of such Lender to make its portion of the Closing Date Term Loan on the Closing Date in the aggregate principal amount shown on Schedule 1 for such Lender. “Closing Date Term Loan Commitments” means the aggregate amount of such commitments of all Lenders. The aggregate amount of Closing Date Term Loan Commitments as of the Closing Date is $123,500,000.

“Closing Date Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Closing Date Term Loan Commitments represented by such Lender’s Closing Date Term Loan Commitment at such time. The initial Closing Date Term Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 hereto.

“Closing Date Term Loan” is defined in Section 2.2(a)(i).

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of any Loan Party described on Exhibit A.

“Commitment” and “Commitments” means the Term Loan Commitment(s).

“Communications” is defined in Section 11(b)(ii).

“Competitor” means a bona fide competitor of Borrower or any of its Subsidiaries and any Affiliate of the foregoing that is reasonably identifiable on the basis of its name or is identified in writing by Borrower to Agent and the Lenders from time to time (other than such Affiliates that are bona fide fixed income investors, banks (or similar financial institutions) or debt funds).

“Compliance Certificate” is that certain statement in the form attached hereto as Exhibit C.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (a) interest expense, (b) provision for taxes based on income, (c) depreciation expense, (d) amortization expense, (e) unusual or non-recurring charges, expenses or losses and (f) other non-cash charges, expenses or losses (excluding any such non-cash charge to the extent it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period), minus, to the extent included in determining Consolidated Net Income for such period, the sum of (i) unusual or non-recurring gains and non-cash income, (ii) any other non-cash income or gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash charge in any prior period) and (iii) any gains realized from the disposition of property outside of the ordinary course of business, all as determined on a consolidated basis; provided that any amounts included pursuant to clause (e) of this definition shall not exceed 25% of the total Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Borrower and the Guarantors on a consolidated basis; provided that (a) the income (or deficit) for such period of any Person that is not a Guarantor, or that is accounted for by the equity method of accounting, shall be included to the extent of the amount of such income (or deficit) of such Person multiplied by Borrower’s or Guarantor’s percentage ownership of the economic interests in such Person and (b) the net income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by Borrower or a Guarantor thereof from any Person in excess of, but without duplication of, any amounts included in clause (a).

“Contested Taxes” is defined in Section 6.7.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and/or any other equivalent intellectual property agency or office in any foreign country and the right to obtain all renewals, extensions, supplements, reversions, reissues and continuations thereof; (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements or other violations of any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement or other violations thereof.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Crypto Assets” means Cryptocurrencies, their derivatives or other types of digitalized assets and any Cryptocurrency Addresses.

“Cryptocurrency” means encrypted or digital tokens or cryptocurrencies that are based on blockchain and cryptography technologies and are issued and managed in a decentralized form, including, without limitation, Bitcoin and Ether.

“Cryptocurrency Address” means an identifier of alphanumeric characters that represents a possible destination for a transfer of Cryptocurrencies.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Delayed Draw Funding Date” means the funding date applicable to a Delayed Draw Term Loan.

“Delayed Draw Term Loan” is defined in Section 2.2(a)(iii).

“Delayed Draw Term Loan Availability Period” is defined in Section 2.2(a)(iii).

“Delayed Draw Term Loan Commitment” means, for any Lender, the obligation of such Lender to make its portion of the Delayed Draw Term Loan on any Delayed Draw Funding Date in the aggregate principal amount shown on Schedule 1 for such Lender. “Delayed Draw Term Loan Commitments” means the aggregate amount of such commitments of all Lenders. The aggregate amount of Delayed Draw Term Loan Commitments as of the First Amendment Effective Date is $35,000,000.

“Delayed Draw Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Delayed Draw Term Loan Commitments represented by such Lender’s Delayed Draw Term Loan Commitment at such time. The initial Delayed Draw Term Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 hereto.

“Delayed Draw Term Loan Warrants” means, as applicable, the First DDTL Warrants or the Second DDTL Warrants, each as defined in the Warrant Agreement.

“Designated Deposit Account” means the account number ending 171 (last three digits) maintained by Borrower with Bank of America, N.A.

“Designated Jurisdiction” means any country or territory that is itself the subject of any comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Disqualified Institution” means, on any date, subject to Section 14.2(i), (a) any Person designated by Borrower as a “Disqualified Institution” by written notice delivered to Agent on or prior to the date hereof and (b) any other Person that is a Competitor of Borrower or any of its Subsidiaries, which Person has been designated by Borrower as a “Disqualified Institution” by written notice to Agent and the Lenders (including by posting such notice to the Platform) not less than two (2) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude (i) any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Agent from time to time and (ii) any Person that is a Lender on the Closing Date.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“DQ List” is defined in Section 14.2(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the environment or, as it relates to exposure to Hazardous Materials, human health, including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or land.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, environmental remediation, fines, penalties or indemnities) of any Loan Party or any Subsidiary whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure of Persons to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, certification, registration, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the IRC or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the IRC or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or that is in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the IRC); or (i) the occurrence of a non-exempt prohibited transaction with respect to any Plan or Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which would result in liability to any Loan Party.

“Erroneous Payment” is defined in Section 9.8(a).

“Ether” means the native Cryptocurrency of the Ethereum application platform trading under the symbol “ETH”.

“Ethereum” means the decentralized, open source and distributed computing platform that enables the creation of smart contracts and decentralized applications, also known as dapps and commonly known as “ethereum”.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” is defined in Section 9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” is defined in Exhibit A.

“Excluded Property” is defined in Exhibit A.

“Excluded Taxes” means (a) any Taxes imposed on (or measured by) a Lender’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of (i) a Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Lender and the jurisdiction imposing such Taxes (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document), (b) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in the Term Loans pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loans (other than pursuant to an assignment request by Borrower under Section 2.7(f)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Lender’s failure to comply with Section 2.7(b) and (d) any withholding Taxes imposed under Sections 1471 through 1474 of the IRC (as defined below), as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC (this clause (d), “FATCA”).

“Existing Shareholder Loans” means the loans outstanding on the Closing Date (which shall not be amended, supplemented, amended and restated or otherwise modified in a manner that is adverse to the interests of the Loan Parties or the Lenders without the prior written consent of Agent) under each of (i) the Promissory Notes dated October 4, 2021 and October 14, 2021, each in the original principal amount of $5,824,308.06 made by Borrower in favor of Stammtisch Investments LLC, (ii) the Promissory Notes dated October 6, 2021 and October 13, 2021, each in the original principal amount of $2,387,484.96 made by Borrower in favor of Bayshore Capital LLC, (iii) the Promissory Notes dated October 11, 2021 and October 28, 2021, each in the original principal amount of $1,788,206.98 made by Borrower in favor of Revolve Capital LLC, (iv) the Promissory Note dated October 19, 2021 in the original principal amount of $2,912,000.00 made by Borrower in favor of Stammtisch Investments LLC, (v) the Promissory Note dated November 19, 2021 in the original principal amount of $1,194,000.00 made by Borrower in favor of Bayshore Capital LLC and (vi) the Promissory Note dated November 19, 2021 in the original principal amount of $894,000.00 made by Borrower in favor of Revolve Capital LLC.

“FATCA” is defined in the definition of “Excluded Taxes.”

“FCPA” is defined in the definition of “Anti-Corruption Laws.”

“Fee Letter” means the Fee Letter dates as of the Closing Date, between the Borrower and Agent, as amended, supplemented or otherwise modified from time to time.

“First Amendment” means that certain First Amendment to Loan, Guaranty and Security Agreement, dated as of July 1, 2022, by and among Borrower, the Guarantors, Agent and the Lenders.

“First Amendment Effective Date” means July 1, 2022.

“First Amendment Term Loan” is defined in Section 2.2(a)(ii)

“First Amendment Term Loan Commitment” means, for any Lender, the obligation of such Lender to make its portion of the First Amendment Term Loan on the First Amendment Effective Date in the aggregate principal amount shown on Schedule 1 for such Lender. “First Amendment Term Loan Commitments” means the aggregate amount of such commitments of all Lenders. The aggregate amount of First Amendment Term Loan Commitments as of the First Amendment Effective Date is $15,000,000.

“First Amendment Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the First Amendment Term Loan Commitments represented by such Lender’s First Amendment Term Loan Commitment at such time. The initial First Amendment Term Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 hereto.

“First Delayed Draw Term Loan Funding” is defined in Section 2.2(a)(iii).

“First Junior Capital Raise” means the first issuance or incurrence of Junior Capital equal to or greater than $15,000,000 (excluding, for the avoidance of doubt, the Yorkville Promissory Note and any Junior Capital the net cash proceeds of which were utilized to make payments in respect of the Yorkville Promissory Note or any other Junior Capital) to occur after the First Amendment Effective Date.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Group Tax Payment” means distributions or other payments, with respect to any taxable period for which Borrower is a member of (or an entity disregarded into a member of) a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign tax purposes of which a Parent Company is the common parent, in an aggregate amount not to exceed the amount of any U.S. federal, state, local and/or foreign income Taxes that Borrower would have paid for such taxable period had Borrower been the parent of a stand-alone corporate group filing a consolidated tax return with each of the Subsidiaries of Borrower, reduced by any income Taxes paid directly by the Borrower or any of its Subsidiaries for such taxable period.

“Guarantor” means each Subsidiary of Borrower identified as a “Guarantor” on the signature pages hereto.

“Guaranty” means the guarantee made by the Guarantors in favor of Agent and the Lenders pursuant to Section 4.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Hosting Agreements” means all agreements of any Loan Party to provide facilities and electrical power and connection for mining equipment owned by other Persons, whether pursuant to a fee-for-service, host-to-own or other financial arrangement.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement or any other Loan Document, together with any Other Taxes.

“Indemnitee” is defined in Section 14.3(b).

“Information” is defined in Section 14.7.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all intellectual property and similar proprietary rights of every kind and nature throughout the world of any Loan Party, whether now owned or hereafter acquired by any Loan Party, including, inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Investment” means (i) any purchase or acquisition (including pursuant to any merger with a Person that is not a wholly owned Subsidiary immediately prior to such merger) of any Equity Interests, evidences of indebtedness or other securities of any other Person, (ii) any making of loans or advances to or guarantees of the indebtedness of any other Person or (iii) any purchase or other acquisition, in one transaction or a series of related transactions, of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.

“Investment/Restricted Payment Condition” means that (i) as of the end of any contiguous six-month period beginning on or after the Closing Date, Consolidated EBITDA shall exceed $150,000,000 on an annualized basis tested in such contiguous twelve-month period and (ii) Borrower shall have delivered to Agent a certificate of a Responsible Officer of Borrower certifying that the condition set forth in clause (i) has been satisfied and setting forth calculations in reasonable detail in support thereof.

“IRC” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“IRS” means the United Stated Internal Revenue Service.

“Junior Capital” means (a) the SEPA and (b) any (i) common stock, (ii) preferred stock, (iii) convertible preferred stock, (iv) convertible unsecured indebtedness, and/or (v) unsecured indebtedness, in each case, with any cash dividends and/or interest limited to a percentage per annum no greater than the Applicable Rate minus 3.0% (the “Junior Capital Cash Rate”), a maturity date after March 30, 2025 and issued or incurred after the First Amendment Effective Date. For the avoidance of doubt, Junior Capital with a Junior Capital Cash Rate in excess of 8.5% (an “Excess Junior Capital Cash Rate”) shall be permitted, if and only if the Applicable Rate is permanently increased by the amount of such excess as required in the definition of Applicable Rate. No Junior Capital shall be redeemable for cash, assets or cryptocurrency, nor shall the Loan Parties be allowed to prepay, whether mandatorily or at their option, any Junior Capital, prior to March 30, 2025 (other than in connection with a change of control after the payment in full, in cash of all Obligations). Further, for the avoidance of doubt, the term “Junior Capital” does not include the Yorkville Promissory Note.

“Lake Mariner Facility” means the bitcoin mining facility to be located adjacent to the decommissioned coal-fired Somerset Generating Station in Barker, Niagara County, New York, on land leased from Somerset Operating Company, LLC.

“Lease Cure Delayed Draw Funding Date” means the funding date applicable to a Lease Cure Delayed Draw Term Loan.

“Lease Cure Delayed Draw Term Loan” is defined in Section 2.2(a)(iv).

“Lease Cure Delayed Draw Term Loan Availability Period” is defined in Section 2.2(a)(iv).

“Lease Cure Delayed Draw Term Loan Commitment” means, for any Lender, the obligation of such Lender to make its portion of the Lease Cure Delayed Draw Term Loan on any Lease Cure Delayed Draw Funding Date in the aggregate principal amount shown on Schedule 1 for such Lender. “Lease Cure Delayed Draw Term Loan Commitments” means the aggregate amount of such commitments of all Lenders. The aggregate amount of Lease Cure Delayed Draw Term Loan Commitments as of the First Amendment Effective Date is $250,000.

“Lease Cure Delayed Draw Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Lease Cure Delayed Draw Term Loan Commitments represented by such Lender’s Lease Cure Delayed Draw Term Loan Commitment at such time. The initial Lease Cure Delayed Draw Term Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 hereto.

“Leasehold Side Letter” means that certain letter agreement dated as of July 1, 2022 between Paul Prager and the Loan Parties relating to any sale, assignment or other disposition of the Somerset Lease Agreement or the Real Property (as defined in the Somerset Lease Agreement).

“Lender” means each Person listed on Schedule 1 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption in accordance with Section 14.2), as well as any Person that becomes a “Lender” hereunder pursuant to Section 14.2.

“Lien” means a mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Note, the Perfection Certificate, the Notices of Grant of Security Interest in Intellectual Property, the Borrowing Request, the Fee Letter, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Agent and the Lenders in connection with this Agreement, all as amended, restated, or otherwise modified.

“Loan Parties” means, collectively, Borrower and the Guarantors.

“Loan Parties’ Books” means all the Loan Parties’ books and records including ledgers, federal and state tax returns, records regarding the Loan Parties’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Real Property” means any (a) real property with a fair market value in excess of $1,000,000 owned by any Loan Party, (b) leasehold interest of any Loan Party in the Lake Mariner Facility and (c) leasehold interest of any Loan Party in any real property which is developed to mine Cryptocurrency or to supply power to any Cryptocurrency mining operations.

“Maturity Date” means December 1, 2024.

“Maximum Lawful Rate” is defined in Section 2.3(d).

“Merger Agreement” means the Agreement and Plan of Merger dated as of June 24, 2021 among Borrower, IKONICS Corporation, Telluride Holdco Inc., Telluride Merger Sub I, Inc. and Telluride Merger Sub II, Inc.

“Miner Purchase Agreements” means (i) the Non-Fixed Price Sales and Purchase Agreement between Bitmain Technologies Limited and Lake Mariner Data LLC dated December 7, 2021 and (ii) the Non-Fixed Price Sales and Purchase Agreement between Bitmain Technologies Limited and Lake Mariner Data LLC dated December 15, 2021, each as amended as of the First Amendment Effective Date.

“Miner Purchase Understanding” means the understanding between the Loan Parties and Bitmain Technologies Limited as of the First Amendment Effective Date regarding the application of deposits under the Miner Purchase Agreements.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Mortgage Policies” is defined in Section 5.11.

“Mortgaged Property” and “Mortgaged Properties” are defined in Section 5.11.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to the Mortgaged Properties in a form reasonably acceptable to Borrower and Agent.

“Nautilus JV” means Nautilus Cryptomine LLC, a Delaware limited liability company.

“Net Proceeds” means, in each case, an amount equal to:

(a)           100% of the cash proceeds actually received by any Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any (x) Casualty Event in respect of Collateral, (y) Asset Sale of Collateral or (z) distribution received from the Nautilus JV in respect of cash proceeds from a disposition of any asset or assets of the Nautilus JV, in each case, net of (i) reasonable, out-of-pocket attorneys’ fees, accountants’ fees, investment banking fees, survey costs, search and recording charges, transfer taxes and required payments of debt or other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien not prohibited hereunder (other than Permitted Liens) on such asset, other reasonable and customary fees and expenses actually incurred to obtain such Net Proceeds or otherwise in connection therewith, (ii) Taxes paid or payable (in the good faith determination of Borrower) as a result thereof and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) related to any of the applicable assets and retained by the applicable Loan Party (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale or Casualty Event occurring on the date of such reduction); provided that:

(i)             in the case of Net Proceeds from Asset Sales, if no Event of Default has occurred and is continuing, Borrower may deliver to Agent a certificate, executed by a Responsible Officer of Borrower, within five (5) Business Days following the receipt of such Net Proceeds, that the Loan Parties intend to use all or any portion of such proceeds within 180 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets used or useful in the business of the Loan Parties or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed, in which case such portion of such proceeds shall not constitute Net Proceeds except to the extent they are not, within 180 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 180 day period but within such 180-day period are contractually committed to be used, then such remaining portion if not so used within 90 days following the end of such 180-day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds of Asset Sales calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of such net cash proceeds otherwise constituting Net Proceeds pursuant to this clause (i) in such fiscal year shall exceed $2,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); provided, further, that any assets receiving the benefit of any such proceeds described in this clause (i) must constitute Collateral, and

(ii)            in the case of Net Proceeds in respect of insurance proceeds from Casualty Events in respect of Collateral, if no Event of Default has occurred and is continuing, Borrower may deliver to Agent a certificate, executed by a Responsible Officer of Borrower, within five (5) Business Days following the date of receipt of such Net Proceeds, that the Loan intend to use all or any portion of such proceeds within 180 days of such receipt to repair, restore or replace such Collateral or to reimburse the cost of any of the foregoing incurred on or after the date on which the Casualty Event giving rise to such proceeds occurred, in which case such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 180 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 180-day period but within such 180-day period are contractually committed to be used, then such remaining portion if not so used within 90 days following the end of such 180-day period shall constitute Net Proceeds as of such date without giving effect to this proviso); and

(b)           100% of the cash proceeds from the incurrence, issuance or sale by Borrower or any Subsidiary Loan Party of any Indebtedness that is not permitted by this Loan Agreement.

“New Parent” is defined in the definition of “Change in Control.”

“Note” is defined in Section 2.5(g).

“Notice of Grant of Security Interest in Intellectual Property” means a Notice of Grant of Security Interest in Intellectual Property substantially in the form attached hereto as Exhibit E executed and delivered by one of more Loan Parties hereunder.

“Obligations” means Borrower’s and each Guarantor’s obligations to pay when due any debts, principal, interest, fees (including attorneys’ fees), expenses (including Lenders’ expenses), the Prepayment Fee and other amounts owing to Agent or any Lender now or later, under or in connection with this Agreement or any of the other Loan Documents, including, without limitation, any interest accruing prior to or after Insolvency Proceedings begin (regardless of whether permitted therein), and to perform any Loan Party’s duties under the Loan Documents.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Closing Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.7(f)) and result from a present or former connection between a Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Parent Company” means any direct or indirect parent company of Borrower other than a Permitted Holder.

“Participant Register” is defined in Section 14.2(d).

“Patents” means all of the following: (a) all patents of the United States or the equivalent thereof in any other country or jurisdiction, and all applications for patents of the United States or the equivalent thereof in any other country or jurisdiction, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions, discoveries, improvements and designs disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements or other violations of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement or other violation thereof.

“Payment Date” means the fifth (5th) Business Day of each January, April, July and October of each year.

“Payment Recipient” is defined in Section 9.8(a).

“Perfection Certificate” means a certificate substantially in the form attached hereto as Exhibit F.

“Permitted Holders” means, at any time, (i) Bayshore Capital LLC, Paul B. Prager, Revolve Capital LLC and Stammtisch Investments LLC and their respective Affiliates, (ii) any Person that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the total voting power of the Voting Stock of Borrower, and of which no other person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision), other than any of the other Permitted Holders, beneficially owns more than 50% on a fully diluted basis of the total voting power of the Voting Stock thereof, and any New Parent and its Subsidiaries, (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of Borrower or any Parent Company, acting in such capacity and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clause (i), (ii) or (iii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Borrower (a “Permitted Holder Group”), so long as (1) no member of the Permitted Holder Group (other than Permitted Holders specified in clause (i), (ii) or (iii) above) has the right to elect a number of directors that is greater than such member’s proportional share of directors (with such member’s proportional share of directors being determined based on the total number of directors on the applicable board of directors multiplied by the percentage of Voting Stock held or acquired by such member) and (2) no person or other “group” (other than the other Permitted Holders) beneficially owns more than 50% on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.

“Permitted Indebtedness” means, as at any date,

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness owed to another Loan Party; provided that all such Indebtedness is evidenced by an intercompany note containing customary turnover provisions, substantially in the form of Exhibit J or otherwise in form and substance reasonably acceptable to Agent, and pledged to Agent pursuant to Section 5.4;

(c)            Contingent Obligations in respect of obligations of another Loan Party; provided that such Contingent Obligations are subject to customary subordination provisions evidenced in an intercompany note substantially in the form of Exhibit J or otherwise in form and substance reasonably acceptable to Agent;

(d)            Indebtedness in respect of Taxes, assessments or governmental charges to the extent either (i) not overdue by more than 30 days or (ii) being contested in good faith by appropriate proceedings and for which the Loan Parties maintain adequate reserves on the Loan Parties’ Books in accordance with GAAP;

(e)            Indebtedness in respect of judgments or awards, individually, or, in the aggregate, not constituting an Event of Default; Indebtedness under cash management agreements, bank overdrafts, returned items or like items incurred in the ordinary course of business of a Loan Party that are promptly repaid;

(f)            Indebtedness in respect of worker's compensation claims, disability, health or employee benefits and self-insurance obligations incurred in the ordinary course of business of a Loan Party;

(g)            Guarantees in respect of surety bonds, performance bonds and similar obligations incurred in the ordinary course of business of a Loan Party;

(h)            Indebtedness constituting unpaid insurance premiums (not in excess of one year's premium) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business of a Loan Party or a Subsidiary;

(i)             Existing Shareholder Loans;

(j)             Indebtedness in respect of purchase money obligations for capital assets (other than any Crypto Assets or equipment used to generate any Crypto Assets) provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(k)            the Yorkville Promissory Note;

(l)             Indebtedness in the form of Junior Capital.

(m)           Other unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed $2,000,000.

“Permitted Investments” means, as at any date, (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof to the extent such obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations mature within one year of the date of issuance thereof, (b) (x) Dollars and cash in local currencies held in the ordinary course of business and (y) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within one year of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d).

“Permitted Liens” means:

(a)             Liens existing on the Closing Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b)             Liens for taxes, fees, assessments or other government charges or levies, either (i) not overdue by more than 30 days or (ii) being contested in good faith by appropriate proceedings and for which the Loan Parties maintain adequate reserves on the Loan Parties’ Books in accordance with GAAP;

(c)             Liens imposed by law, such as landlord’s (including for this purpose landlord’s Liens created pursuant to the applicable lease), carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and for which the Loan Parties maintains adequate reserves on the Loan Parties’ Books;

(d)             Liens to secure the performance of bids, trade contracts, contracts for the purchase of property, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, not representing an obligation for borrowed money;

(e)             Liens securing judgments that do not constitute an Event of Default under Section 9.6;

(f)             leases or subleases, licenses or sublicenses granted to others in the ordinary course of business not interfering with, or otherwise impairing, the business of the Loan Parties, taken as a whole, in any material respect;

(g)             in the case of leasehold interests in real property, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(h)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Borrower and its Subsidiaries;

(i)             Liens securing capital or finance leases, purchase money indebtedness or other Indebtedness incurred to acquire, lease, construct, repair or improve property or assets; provided that such Liens not apply to any property or assets other than the property acquired, leased, constructed, repaired or improved with such indebtedness and accessions additions thereto and proceeds and products thereof;

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(j)             Liens in favor of financial institutions arising in connection with a Loan Party’s deposit accounts and/or securities accounts held at such institutions; and

(k)             other Liens securing obligations not to exceed $500,000 outstanding at any one time;

(l)             provided, that, notwithstanding any of the above, Permitted Liens referenced in clause (a), (e), (f) and (i) shall not secure Indebtedness an amount greater than $10,000,000 in the aggregate outstanding at any time.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Platform” is defined in Section 11(b)(i).

“Prepayment Fee” means an additional fee payable to the Lenders with respect to (i) the Closing Date Term Loan, upon any voluntary or mandatory prepayment (other than in respect of payments made using Net Proceeds from any Casualty Event in respect of the Collateral) in full or in part of the Closing Date Term Loan or any payment in connection with an acceleration of the Closing Date Term Loans as a result of the occurrence and continuance of any Event of Default (including as a result of an insolvency proceeding, by operation of law or otherwise), in an amount equal to (a) the Applicable Make-Whole Amount if the prepayment is prior to the first (1st) anniversary of the Closing Date, (b) three percent (3.0%) of the principal amount of the prepaid portion of the Closing Date Term Loan if the prepayment is made on or after the first (1st) anniversary of the Closing Date and prior to the second (2nd) anniversary of the Closing Date, and (c) two percent (2.0%) of the principal amount of the prepaid portion of the Closing Date Term Loan if the prepayment is made on or after the second (2nd) anniversary of the Closing Date but prior to the Maturity Date, (ii) the First Amendment Term Loan, any voluntary or mandatory prepayment in full or in part of the First Amendment Term Loan or any payment in connection with an acceleration of the First Amendment Term Loans as a result of the occurrence and continuance of any Event of Default (including as a result of an insolvency proceeding, by operation of law or otherwise), in an amount equal to (a) three percent (3.0%) of the principal amount of the prepaid portion of the First Amendment Term Loan if the prepayment is prior to the 121st day following the First Amendment Effective Date and (b) zero percent (0.0%) thereafter and (iii) any Delayed Draw Term Loan, any voluntary or mandatory prepayment in full or in part of any Delayed Draw Term Loan or any payment in connection with an acceleration of the Delayed Draw Term Loans as a result of the occurrence and continuance of any Event of Default (including as a result of an insolvency proceeding, by operation of law or otherwise), in an amount equal to (a) three percent (3.0%) of the principal amount of the prepaid portion of the Delayed Draw Term Loan if the prepayment is prior to the 121st day following the First Amendment Effective Date and (b) zero percent (0.0%) thereafter.

“Prepayment Obligations” is defined in Section 2.2(g).

“Pro Rata Share” means, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the portion of the Term Loans held by such Lender by the aggregate outstanding principal amount of the Term Loans held by all Lenders.

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“Public Lender” is defined in Section 11(c).

“Register” is defined in Section 14.2(b).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of July 1, 2022 by and among the Borrower and each of the Lenders, providing for the registration of the common stock of the Borrower to be issued upon exercise of the warrants under the Warrant Agreement, on the terms and conditions provided therein.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Effective Date” is defined in Section 13.6(a)(ii).

“Required Lenders” means, at any time, Lenders having outstanding Term Loan Commitments or outstanding principal amount of the Term Loans, that represent more than 50% of the aggregate Term Loan Commitments and outstanding principal amount of the Term Loans held by all Lenders; provided (i) that to the extent that the total number of Lenders (treating all Lenders that are Affiliates as a single Lender) is greater than one, the consent of at least two (treating all Lenders that are Affiliates as a single Lender) Lenders shall also be required to constitute a vote or determination of the Required Lenders, and (ii) notwithstanding any of the above, any Lender which is an Affiliate of the Borrower or any Guarantor shall be excluded from the vote or determination and the calculation of the aggregate Term Loan Commitments for the purposes of determining whether the 50% threshold has been met.

“Requirement of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) as to Borrower any of the Chief Executive Officer or the Chief Financial Officer of Borrower and (b) as to any other Loan Party, the President and Chief Financial Officer of such Loan Party.

“Restricted Debt Payment” means any redemption, prepayment (whether mandatory or optional), defeasance, repurchase, public or private purchase from a third party, or any other payment (whether made in cash, securities, Cryptocurrency or any other property or store of value) in respect of any Indebtedness.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) to the extent in respect to any Equity Interest of Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest of Borrower, or on account of any return of capital to Borrower’s shareholders, partners or members (or the equivalent Persons thereof) in respect of their Equity Interests in Borrower.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom (irrespective of its status vis-à-vis the European Union), (b) any Person located or resident in or organized under the laws of a Designated Jurisdiction or (c) a Person that is owned 50 percent or more in the aggregate, directly or indirectly, by any Person, entity, or organization described in immediately preceding clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC and the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Delayed Draw Term Loan Funding” is defined in Section 2.2(a)(iii).

“Second Junior Capital Raise” means the first issuance or incurrence of Junior Capital equal to or greater than, when aggregated with the amount of the First Junior Capital Raise, $35,000,000 (excluding, for the avoidance of doubt, the Yorkville Promissory Note and any Junior Capital the net cash proceeds of which were utilized to make payments in respect of the Yorkville Promissory Note or any other Junior Capital) to occur after the First Junior Capital Raise.

“Security Interest” is defined in Section 5.1.

“SEPA” means that certain Standby Equity Purchase Agreement, dated as of June 2, 2022 by and between YA II PN, Ltd. and TeraWulf Inc.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become absolute and matured and (d) such Person is not engaged in any business, as conducted on such date and as proposed to be conducted following such date, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Somerset Lease Agreement” means the Lease Agreement by and between Somerset Operating Company, LLC and Lake Mariner Data LLC dated as of June 1, 2021, as amended as of the First Amended Effective Date.

“Subagent” is defined in Section 13.5.

“Subject Group” is defined in the definition of “Change in Control.”

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Successor Borrower” is defined in Section 14.2(g).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, including, without limitation, any real estate taxes and any Other Taxes.

“Term Loans” means the Closing Date Term Loan, the First Amendment Term Loan, the Delayed Draw Term Loans and the Lease Cure Delayed Draw Term Loans.

“Term Loan Commitments” means the Closing Date Term Loan Commitments, the First Amendment Term Loan Commitments, the Delayed Draw Term Loan Commitments and the Lease Cure Delayed Draw Term Loan Commitments.

“Termination Date” means the date on which (a) all Term Loan Commitments shall have been terminated, (b) the principal of and interest on the Term Loans and all Obligations (other than in respect of contingent indemnification and expense reimbursement claims not then due and payable) shall have been paid in full in cash.

“Trademarks” means all of the following: (a) all trademarks, service marks, certification marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, internet domain names, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, (b) all goodwill associated with or symbolized by the foregoing, (c) all claims for, and rights to sue or otherwise recover for, past, present or future infringements, dilutions or other violations of any of the foregoing or unfair competition therewith and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past, present or future infringement, dilutions or other violations thereof or unfair competition therewith.

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“Treasury Rate” means, for purposes of calculating the Applicable Make-Whole Amount if then applicable, as of the date of any prepayment pursuant to Section 2.2(e), the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)). Any such Treasury Rate shall be obtained by Borrower.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Tax Compliance Certificate” is defined in Section 2.7(b).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wallet” means the location, wallet, address, securities account or storage device designated by Borrower in a written notice given to Agent as the location at which Cryptocurrency or any other Crypto Assets is located.

“Wallet Security Agreements” means any access, control or other acknowledgment agreement that may from time to time be entered into among Agent, the applicable Loan Party and the custodian having custody and control of a Wallet, which shall be in form and substance reasonably acceptable to Agent and the Required Lenders.

“Warrant Agreement” means the Warrant Agreement dated as of July 1, 2022 by and among the Borrower and each of the Lenders, providing for the issuance of warrants to purchase common stock of the Borrower on the terms and conditions provided therein.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yorkville Promissory Note” means that certain Convertible Promissory Note, dated as of June 2, 2022, issued by TeraWulf Inc. and in favor of YA II PN, Ltd. in accordance with the terms of the SEPA.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

TERAWULF INC.

By:
Name:
Title:

GUARANTORS:

KYLAMI DATA LLC

By:
Name:
Title:

LAKE MARINER DATA LLC

By:
Name:
Title:

TERACUB INC.

By:
Name:
Title:

TERAWULF BROOKINGS LLC

By:
Name:
Title:

TERAWULF PLOUGHWIND LLC

By:
Name:
Title:

[Signature Page to Loan, Guaranty and Security Agreement]

TERAWULF (THALES) LLC

By:
Name:
Title:

[Signature Page to Loan, Guaranty and Security Agreement]

AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[Signature Page to Loan, Guaranty and Security Agreement]

LENDERS:

[_________________________]	Address for Notices:

By:
Name:
Title:

[_________________________]	Address for Notices:

By:
Name:
Title:

[Signature Page to Loan, Guaranty and Security Agreement]

List of Schedules and Exhibits

Schedule 1:           Lenders and Term Loan Commitments

Schedule 2:           Commercial Tort Claims

Schedule 3:           Closing Date Stock Issuance

Schedule 4:           Post-Closing Obligations

Schedule 6.3:        Litigation

Exhibit A:              Collateral Description

Exhibit B:              Form of Borrowing Request

Exhibit C:              Form of Compliance Certificate

Exhibit D:              Form of Assignment and Assumption

Exhibit E:               Form of Notice of Grant of Security Interest in Intellectual Property

Exhibit F:               Form of Perfection Certificate

Exhibit G:              Forms of U.S. Tax Compliance Certificates

Exhibit H:              Form of Promissory Note

Exhibit I:                Reserved

Exhibit J:               Form of Intercompany Note

Exhibit K:              Form of Lessor’s Consent and Waiver Agreement

Exhibit A

Collateral Description

“Collateral” means all of each Loan Party’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (such assets and properties shall have the meaning set forth in the Code):

(i)             all Accounts;

(ii)             all Chattel paper;

(iii)            all Contracts together with all Contract Rights;

(iv)            all Assets;

(v)            all Fixtures;

(vi)           all cash, currency and Deposit Accounts;

(vii)          all cryptocurrency and digital currency, including Bitcoin mined or otherwise generated by, or in connection with the Collateral and any and all other cryptocurrency and digital currency related thereto or derived therefrom whether arising from a hard fork, airdrop or otherwise;

(viii)         all Documents and Documents of Title;

(ix)            all Equipment;

(x)             all General Intangibles (including Payment Intangibles);

(xi)            all Miner Purchase Orders (and all rights to receive such miners and related assets in connection therewith);

(xii)           all Goods;

(xiii)          all Instruments;

(xiv)          all Intellectual Property (except for any pending United States “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed);

(xv)           all Inventory and all other goods not otherwise described above;

(xvi)          all Investment Property;

(xvii)         all Letter-of-Credit Rights and Supporting Obligations;

(xviii)        all Commercial Tort Claims described on Schedule 2 hereto (as may be supplemented from time to time pursuant to Section 5.8);

(xix)          all Books and Records pertaining to the Collateral;

(xx)           Securities, pledged promissory notes and pledged Equity Interests;

(xxi)          all Securities Accounts and Commodity Accounts;

(xxii)         all Vehicles and title documents with respect to Vehicles

(xxiii)        all policies and certificates of insurance;

(xxiv)        all insurance Proceeds, refunds, and premium rebates;

(xxv)         all distributions, monies, fees, payments, compensations and proceeds now or hereafter becoming due and payable with respect to the pledged Equity Interests and pledged promissory notes, whether payable as profits, distributions, asset distributions, repayment of loans or capital or otherwise;

(xxvi)        all liens, guarantees, rights, remedies, and privileges pertaining to any of the foregoing;

(xxvii)       all rights of access to such Loan Party’s Books and information, and all property in which such Books and information are stored, recorded, and maintained, together with all other assets and personal property of such Loan Party;

(xxviii)      other personal property whether or not subject to the Code; and

(xxix)        to the extent not otherwise included, all proceeds, supporting obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing, and together with all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property thereon;

provided that, notwithstanding anything to the contrary in this Agreement or the other Loan Documents, the Collateral shall not include, and the other provisions of this Agreement and the other Loan Documents with respect to Collateral need not be satisfied with respect to, the Excluded Property.

“Excluded Property” means (i)  motor vehicles and other assets subject to certificates of title, and commercial tort claims with a value of less than $500,000, (ii) pledges and security interests prohibited by applicable law, rule, regulation or contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is binding on such assets (x) on the Closing Date or (y) on the date of the acquisition thereof and not entered into in contemplation thereof (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Code) or which could require governmental (including regulatory) consent, approval, license or authorization to be pledged, or consent of another Loan Party or Affiliate thereof (unless such consent, approval, license or authorization has been received), (iii) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than a Loan Party or an Affiliate thereof) after giving effect to the applicable anti-assignment provisions of Article 9 of the Code, (iv) those assets as to which Agent (acting at the direction of the Required Lenders) and Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (v) any governmental licenses or state or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Code, (vi) any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed, (vii) Excluded Accounts, (viii) all Equity Interests in (A) IKONICS Corporation or (B) any direct wholly-owned Subsidiary of Borrower or, after consummation of the mergers contemplated by the Merger Agreement, TeraCub Inc. (f/k/a TeraWulf Inc.) (other than any such Subsidiary that is a Loan Party), (ix) any Equity Interests to the extent that a pledge thereof to secure the Obligations is prohibited by  any applicable organizational documents, joint venture agreement or shareholder agreement without the consent of any third party (other than a Loan Party or any Subsidiary of a Loan Party (after giving effect to the applicable anti-assignment provisions of Article 9 of the Code or other applicable law) or (xi) any asset that is subject to a Permitted Lien, if the contract or other agreement providing for Permitted Lien or the obligations secured thereby prohibits or requires the consent of any person (other than any Loan Party or any Affiliate thereof) as a condition to the creation of any other security interest on such asset and, in each case, such prohibition or requirement is permitted hereunder (after giving effect to the applicable anti-assignment provisions of Article 9 of the Code or other applicable law); provided, that Borrower may in its sole discretion elect to exclude any property from the definition of “Excluded Property.” Notwithstanding anything herein to the contrary, (A) no foreign-law governed security documents or perfection under foreign law shall be required and (B) no notices shall be required to be sent to insurers, account debtors or other contractual third parties when no Event of Default has occurred and is continuing.

“Excluded Accounts” means (i) deposit accounts used only for payroll, benefits, withholding tax, customs or other fiduciary purposes, in each case, funded in the ordinary course of business, (ii) accounts holding only amounts deposited in escrow for good faith business purposes of the Loan Parties pursuant to a written agreement with an escrow agent and (iii) other deposit accounts of the Loan Parties holding aggregate balances in an amount not to exceed $1,000,000 for all such deposit accounts at any one time; provided that the Designated Deposit Account shall not be an Excluded Account.

Schedule 1

Term Loan Commitments

Closing Date Term Loan Commitments

Lender	Closing Date Term Loan Commitment	Pro Rata Share
SUNRISE PARTNERS LIMITED PARTNERSHIP	$30,000,000	24.2915%
OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P.	$27,000,000	21.8623%
THRACIA, LLC	$24,200,000	19.5951%
NOVAWULF DIGITAL MASTER FUND, L.P.	$15,000,000	12.1457%
MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD.	$12,500,000	10.1215%
LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND	$5,800,000	4.6964%
HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP	$5,000,000	4.0486%
LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP	$4,000,000	3.2389%
Total	$123,500,000	100.0000%

First Amendment Term Loan Commitments

Lender	First Amendment Term Loan Commitment	Pro Rata Share
SUNEMERALD LLC	$3,643,725.00	24.2915%
OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P.	$3,279,345.00	21.8623%
THRACIA, LLC	$2,477,730.00	16.5182%
NOVAWULF DIGITAL MASTER FUND, L.P.	$1,821,855.00	12.1457%
MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD.	$1,518,225.00	10.1215%
LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND	$558,705.00	3.7247%
HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP	$607,290.00	4.0486%
LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP	$485,835.00	3.2389%
JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC	$607,290.00	4.0486%
Total	$15,000,000.00	100.0000%

Delayed Draw Term Loan Commitments

Lender	Delayed Draw Term Loan Commitment	Pro Rata Share
SUNEMERALD LLC	$8,502,025.00	24.2915%
OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P.	$7,651,805.00	21.8623%
THRACIA, LLC	$5,781,370.00	16.5182%
NOVAWULF DIGITAL MASTER FUND, L.P.	$4,250,995.00	12.1457%
MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD.	$3,542,525.00	10.1215%
LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND	$1,303,645.00	3.7247%
HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP	$1,417,010.00	4.0486%
LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP	$1,133,615.00	3.2389%
JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC	$1,417,010.00	4.0486%
Total	$35,000,000.00	100.0000%

Lease Cure Delayed Draw Term Loan Commitments

Lender	Lease Cure Delayed Draw Term Loan Commitment	Pro Rata Share
SUNEMERALD LLC	$60,728.75	24.2915%
OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P.	$54,655.75	21.8623%
THRACIA, LLC	$41,295.50	16.5182%
NOVAWULF DIGITAL MASTER FUND, L.P.	$30,364.25	12.1457%
MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD.	$25,303.75	10.1215%
LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND	$9,311.75	3.7247%
HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP	$10,121.50	4.0486%
LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP	$8,097.25	3.2389%
JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC	$10,121,50	4.0486%
Total	$250,000.00	100.0000%

Schedule 5(b)

Other Equity Interests Directly Owned by Pledgors

Issuer	Record Owner	Certificate Number	Percentage of Equity Interest Owned	Percentage of Owned Equity Interest Pledged
1. Nautilus Cryptomine LLC	TeraWulf (Thales) LLC	N/A	50%	99.98%

Schedule 6(a)

Sources and Uses for First Amendment Term Loans

Sources	Uses
$15.0 MM in First Amendment Term Loans	Lake Mariner Infrastructure: $7.9 MM
Miner Shipping Costs: $0.7 MM
Interest: $3.6 MM
Other expenses: $2.8 MM

EXHIBIT B

PERFECTION CERTIFICATE

(See Attached)

Exhibit F

to Loan Agreement

PERFECTION CERTIFICATE

March 31, 2022

Reference is hereby made to that certain Loan, Guaranty and Security Agreement dated as of December 1, 2021 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”) by and among TeraWulf Inc. (formerly known as Telluride Holdco, Inc.), a Delaware corporation (“Borrower”), the Subsidiaries of Borrower party thereto as Guarantors, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, “Agent”).

As used herein, the term “Pledgor” means, collectively, Borrower, and TeraCub Inc. (formerly known as TeraWulf Inc.), a Delaware corporation, and Kyalami Data LLC, Lake Mariner Data LLC, TeraWulf Brookings LLC, TeraWulf Ploughwind LLC and TeraWulf (Thales) LLC (collectively, with TeraCub Inc., the (“Subsidiary Loan Parties”), each a Delaware limited liability company. Capitalized terms used but not defined herein shall have the meanings assigned in the Loan Agreement.

The undersigned, solely in his/her capacity as a Responsible Officer of each Pledgor, hereby certifies, represents and warrants to Agent and each Lender, as of the date hereof, that:

1.             Names.

(a)           Set forth on Schedule 1(a) is (1) the exact legal name of each Pledgor as such name appears in its respective certificate of incorporation or other organizational document, (2) the type of entity of each Pledgor, (3) the jurisdiction of formation of each Pledgor, (4) the organizational identification number, if any, of each Pledgor, and (5) the Federal Taxpayer Identification Number, if any, of each Pledgor.

(b)           Set forth on Schedule 1(b) is a list of any other corporate or organizational names each Pledgor has had in the past five years that has changed its corporate or organizational name, together with the date of the relevant change, and all other names used by any Pledgor on any filings with the Internal Revenue Service at any time within the past five years (other than as specified on Schedule 1(c)).

(c)           Set forth on Schedule 1(c) is a list of any Pledgor’s change in identity or corporate structure within the past five years, including by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise (other than as specified on Schedule 1(b)).

2.             Locations.

(a)           The chief executive office of each Pledgor is located at the address set forth in Schedule 2(a) hereto.

(b)           Set forth on Schedule 2(b) opposite the name of each Pledgor are all locations (other than the chief executive office) at which any Pledgor maintains any books or records relating to any Accounts (with each location at which chattel paper, if any, is kept being designated by a *).

(c)           Set forth on Schedule 2(c) are all the locations, not identified above and excluding real property leased by any Pledgor, where each Pledgor maintains any tangible personal property (including goods, inventory and equipment), having an aggregate value in excess of $500,000 at such location, whether or not in the possession of such Pledgor.

(d)           Set forth on Schedule 2(d) is a list of all prior addresses within the past five years, if any, of the chief executive office of each Pledgor.

3.             Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or otherwise disclosed in Section 1, in the past five years all Accounts have been originated by the Pledgors and all Inventory has been acquired by the Pledgors in the ordinary course of business (except Accounts and Inventory acquired pursuant to an acquisition or merger set forth on Schedule 1(b) or 1(c) and Accounts and Inventory acquired pursuant to the Transactions).

4.             Schedule of UCC-1 Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the UCC-1 financing statements to be filed with respect to each Pledgor as contemplated by the Collateral Agreements.

5.             Stock Ownership and Other Equity Interests.

(a)           Attached hereto as Schedule 5(a) is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests (the “Equity Interests”) issued by the Subsidiary Loan Parties and any other Subsidiaries that are directly owned by any Pledgor and the record and direct beneficial owners of such Equity Interests setting forth the percentage of such Equity Interests owned and the percentage pledged under the Loan Agreement.

(b)           Attached hereto as Schedule 5(b) is a true and correct list in all material respects of all other Equity Interests directly owned by any Pledgor and the record and direct beneficial owners of such Equity Interests setting forth (to the knowledge of the relevant Pledgor) the percentage of such Equity Interests owned and the percentage pledged under the Loan Agreement.

6.             Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness (including all intercompany notes between or among any two or more Pledgors or any of their Subsidiaries), in each case in excess of $500,000 on an individual basis, held by any Pledgor as of the date hereof that are required to be pledged under the Loan Agreement.

7.             Intellectual Property.

(a)           Attached hereto as Schedule 7(a) is a schedule setting forth all of each Pledgor’s material United States Patents and material United States Trademarks applied for or registered as of the date hereof, including the name of the owner or applicant, the name of the patent or trademark, the trademark registration number, application number or issued patent number, as applicable, and the issuance or registration date, as applicable, of each Patent or Trademark owned by each Pledgor.

(b)           Attached hereto as Schedule 7(b) is a schedule setting forth all of each Pledgor’s material Copyrights registered with the United States Copyright Office as of the date hereof, including the name of the owner, the copyright title, the registration or publication number, as applicable, and the issuance or registration date, as applicable, of each Copyright owned by each Pledgor.

8.             Letter-of-Credit Rights. Attached hereto as Schedule 8 is a true and correct list of all Letters of Credit issued in favor of each Pledgor, as beneficiary thereunder with a face amount in excess of $500,000.

9.             Deposit Accounts and Securities Accounts. Attached hereto as Schedule 9 is a true and correct list of deposit accounts, brokerage accounts or securities investment accounts maintained by each Pledgor, including the name and address of the depositary institution or securities intermediary, as applicable, the purpose of account and the type of account (including whether such account is a Controlled Account, an Excluded Account), the account number and the name of each Pledgor that holds each account.

10.           Wallets. Attached hereto as Schedule 10 is a true and correct list of Wallets maintained by each Pledgor, including the name and address of the depositary institution, the purpose of the Wallet and the type of Wallet (including whether such account is a Controlled Account, an Excluded Account), the account number and any other relevant identifying information for the Wallet and the name of each Pledgor that holds each Wallet.

11.           Commercial Tort Claims. Attached hereto as Schedule 11 is a list of commercial tort claims with a value reasonably estimated to exceed $500,000 held by any Pledgor, including a brief description thereof.

12.           Tangible and Electronic Chattel Paper. Attached hereto as Schedule 12 is a list of all tangible or electronic chattel paper owned by any Pledgor with a value in excess of $500,000.

13.            Real Property. Attached hereto as Schedule 13 is a list of the location, by state and street address, of all real property owned or leased by a Pledgor, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

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IN WITNESS WHEREOF, the parties hereto have caused this Perfection Certificate to be duly executed by their respective authorized officers as of the date first written above.

TERAWULF INC. (formerly known as Telluride Holdco, Inc.)

By:
Name: Paul Prager Title: Chief Executive Officer

TERACUB INC. (formerly known as TeraWulf Inc.)
KYALAMI DATA LLC
LAKE MARINER DATA LLC
TERAWULF BROOKINGS LLC
TERAWULF PLOUGHWIND LLC
TERAWULF (THALES) LLC

By:
Name: Paul B. Prager Title: President

[Signature Page to the Perfection Certificate]

EXHIBIT C

FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

(See Attached)

Exhibit G-1

to Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Loan, Guaranty and Security Agreement, dated as of December 1, 2021 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TeraWulf Inc., a Delaware corporation (“Borrower”), the Guarantors, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, and together with its successors and assigns in such capacities, “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

Pursuant to the provisions of Section 2.7(b)(ii)(C) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished Borrower and Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform Borrower and Agent in writing and deliver promptly to Borrower and Agent an updated certificate or promptly notify Borrower and Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:________________________, 20[  ]

Exhibit G-2

to Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Loan, Guaranty and Security Agreement, dated as of December 1, 2021 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TeraWulf Inc., a Delaware corporation (“Borrower”), the Guarantors, the lenders from time to time party thereto (“Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacity, “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

Pursuant to the provisions of Section 2.7(b)(ii)(D) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:________________________, 20[  ]

Exhibit G-3

to Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Loan, Guaranty and Security Agreement, dated as of December 1, 2021 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TeraWulf Inc., a Delaware corporation (“Borrower”), the Guarantors, the lenders from time to time party thereto (“Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacity, “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

Pursuant to the provisions of Section 2.7(b)(ii)(D) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business or the conduct of a U.S. trade or business by any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN or W-8BEN-E, as applicable (or an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:________________________, 20[  ]

Exhibit G-4

to Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Loan, Guaranty and Security Agreement, dated as of December 1, 2021 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among TeraWulf Inc., a Delaware corporation (“Borrower”), the Guarantors, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, and together with its successors and assigns in such capacities, “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

Pursuant to the provisions of Section 2.7(b)(ii)(D) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on its own behalf is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business or the conduct of a U.S. trade or business by any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished Borrower and Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners: an IRS Form W-8BEN or W-8BEN-E, as applicable (or an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform Borrower and Agent in writing and deliver promptly to Borrower and Agent an updated certificate or promptly notify Borrower and Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

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[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:________________________, 20[  ]